Exhibit 99.1

CONSENT SOLICITATION STATEMENT

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

BLACK ELK ENERGY FINANCE CORP.

Solicitation of Consents to Amend Certain Provisions of the Indenture

With Respect to Their

13.75% Senior Secured Notes due 2015

(CUSIP Nos. 09203YAA9, U0918CAA9, 09203YAB7)

THE CONSENT SOLICITATION (HEREIN SO CALLED) WILL EXPIRE AT 9:00 P.M., NEW YORK CITY TIME, ON MAY 27, 2011 UNLESS TERMINATED OR EXTENDED BY US (SUCH DATE AND TIME, AS WE MAY EXTEND IT FROM TIME TO TIME, THE “EXPIRATION TIME”). TO BE ELIGIBLE TO RECEIVE THE CONSENT CONSIDERATION (AS DEFINED HEREIN), CONSENTS (AS DEFINED HEREIN) MUST BE VALIDLY DELIVERED AND NOT VALIDLY REVOKED PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE DATE ON WHICH WE RECEIVE THE REQUISITE CONSENTS (AS DEFINED HEREIN), BUT NOT THEREAFTER (SUCH DATE AND TIME, AS WE MAY EXTEND IT FROM TIME TO TIME, PROVIDED THAT SUCH DATE AND TIME WILL NOT BE LATER THAN THE EXPIRATION TIME, THE “EARLY CONSENT TIME”) THE EXPIRATION TIME. CONSENTS VALIDLY DELIVERED PRIOR TO THE EARLY CONSENT TIME MAY BE REVOKED IN ACCORDANCE WITH THE TERMS AND CONDITIONS SET FORTH HEREIN AT ANY TIME PRIOR TO THE EARLY CONSENT TIME, BUT NOT THEREAFTER. CONSENTS VALIDLY DELIVERED AFTER THE EARLY CONSENT TIME AND PRIOR TO THE EXPIRATION TIME WILL NOT BE ENTITLED TO RECEIVE THE CONSENT CONSIDERATION AND MAY BE REVOKED IN ACCORDANCE WITH THE TERMS AND CONDITIONS SET FORTH HEREIN AT ANY TIME PRIOR TO THE EXPIRATION TIME. SEE “THE CONSENT SOLICITATION—REVOCATION OF CONSENTS.”

Black Elk Energy Offshore Operations, LLC and Black Elk Energy Finance Corp. hereby solicit the consents (the “Consents”) of the Holders (as defined herein) of their 13.75% Senior Notes due 2015 (the “Notes”) necessary to approve certain amendments (the “Proposed Amendments”) to the Indenture (the “Indenture”), dated as of November 23, 2010, among the us, the subsidiary guarantor party thereto and The Bank of New York Mellon Trust Company, N. A., as trustee (in such capacity, the “Trustee”), under which the Notes were issued. In accordance with Section 9.02 of the Indenture, the Consents of Holders of a majority in aggregate principal amount of all of the outstanding Notes (the “Requisite Consents”) are needed to approve the Proposed Amendments. The Consent Solicitation is being made upon the terms and subject to the conditions set forth in this Consent Solicitation Statement (as the same may be amended or supplemented, and including the exhibits and other documents referenced therein, the “Consent Solicitation Statement”), the accompanying Consent Form (which will represent each Holder’s Consent) and, except as expressly set forth herein and therein, the Indenture (together with this Consent Solicitation Statement, the “Consent Solicitation Materials”).

Upon the terms and subject to the conditions set forth in the Consent Solicitation Materials, we hereby offer to pay each Holder of Notes who validly delivers and does not validly revoke its Consent prior to the Early Consent Time, an amount in cash equal to $30.00 per $1,000 principal amount of Notes (the “Consent Consideration”) as to which a properly completed Consent Form, duly executed by or on behalf of such Holder, is validly delivered (and not validly revoked) prior to the Early Consent Time. Such eligible Holders are expected to receive payment of the Consent Consideration as promptly as practicable after the Effective Time (as defined herein). Only those Holders that validly deliver (and do not validly revoke) Consents prior to the Early Consent Time will be eligible to receive the Consent Consideration. Holders who do not validly deliver Consents prior to the Early Consent Time, who deliver but validly revoke their Consents prior to the Early Consent Time or who validly deliver Consents after the Early Consent Time are not entitled to receive the Consent Consideration.

If the Requisite Consents have been validly received (and have not been validly revoked) prior to the Early Consent Time, the Conditions to Effectiveness (as defined herein) have been satisfied and the other conditions set forth herein have been satisfied or waived, we will (i) enter into a supplement to the Indenture (the “Supplemental Indenture”) with our subsidiary guarantor and the Trustee in order to effect the Proposed Amendments and (ii) pay the Consent Consideration to eligible Holders. We refer to the date and time at which the Proposed Amendments become effective as the “Effective Time.” The Consent Consideration will not be paid or payable if the Requisite Consents are not received, if the Conditions to Effectiveness are not satisfied, if the Consent Solicitation is terminated for any reason prior to the Early Consent Time, if the Supplemental Indenture is not executed or if the Proposed Amendments do not otherwise become effective for any reason. If we receive the Requisite Consents and we enter into the Supplemental Indenture to amend the Indenture, the Proposed Amendments will be binding on all Holders, including those who did not deliver a Consent or who validly revoked their Consent.

Any questions concerning the terms and conditions of the Consent Solicitation should be directed to the Company, Attention: James Hagemeier at 281-598-8622. Requests for assistance in completing and delivering the Consent Form or for additional copies of this Consent Solicitation Statement, the Consent Form and other Consent Solicitation Materials should be directed to D.F. King & Co., Inc., the information agent (the “Information Agent”) and tabulation agent (the “Tabulation Agent”) for the Consent Solicitation, at the address or telephone numbers set forth on the inside and back cover of this Consent Solicitation Statement.

ON APRIL 18, 2011, WE LAUNCHED A CONSENT SOLICITATION (THE “INITIAL CONSENT SOLICITATION”), WHICH EXPIRED AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, MAY 6, 2011. THE CONDITIONS TO SUCH INITIAL CONSENT SOLICITATION WERE NOT SATISFIED AND AS SUCH IT DID NOT RESULT IN THE CONSUMMATION OF ANY OF THE TRANSACTIONS CONTEMPLATED BY THE RELATED CONSENT SOLICITATION STATEMENT. BASED ON CONVERSATIONS WITH HOLDERS SUBSEQUENT TO THE COMMENCEMENT OF THE INITIAL CONSENT SOLICITATION, WE DECIDED TO COMMENCE A NEW CONSENT SOLICITATION WITH MODIFIED TERMS AND CONDITIONS, AS SET FORTH HEREIN, INCLUDING REVISED PROPOSED AMENDMENTS. THIS CONSENT SOLICITATION IS INDEPENDENT AND SEPARATE FROM THE INITIAL CONSENT SOLICITATION.

None of the Company, the Information Agent and Tabulation Agent, or any of their respective affiliates or any other person makes any recommendation, representation or warranty in connection with the Proposed Amendments, including as to whether Holders should provide Consents to the Proposed Amendments, except as set forth herein and no recommendation, representations or warranties made by the Information Agent and Tabulation Agent shall be binding upon the Company.

This Consent Solicitation Statement is dated May 23, 2011.

The Information Agent and Tabulation Agent is:

D.F. King & Co., Inc.

By Mail, Overnight Courier or Hand:	Facsimile (For Eligible Institutions only):	By Email:
48 Wall Street, 22nd Floor	(212) 809-8838	cosan@dfking.com
New York, New York 10005	Attention: Elton Bagley
Attention: Elton Bagley	Confirmation: (212) 493-6996

Banks and Brokers call: (212) 269-5550

All Others Call Toll Free: (800) 758-5880

TABLE OF CONTENTS

NOTICE TO RECIPIENTS	ii

CIRCULAR 230 DISCLOSURE	ii

IMPORTANT INFORMATION ABOUT THE CONSENT SOLICITATION	iii

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS	v

TERMS AND CONDITIONS OF THE CONSENT SOLICITATION	1

THE COMPANY	3

THE NOTES	3

PURPOSE OF THE CONSENT SOLICITATION	4
Certain Effects of the Proposed Amendments	5

DESCRIPTION OF THE PROPOSED AMENDMENTS	6

THE CONSENT SOLICITATION	9
General	9
Requisite Consents	9
Record Date	10
Consent Consideration	10
Conditions to the Consent Solicitation	10
Early Consent Time; Expiration Time; Extensions; Amendments	13
How to Consent	13
Revocation of Consents	14
Conditions to Paying the Consent Consideration	15
Information Agent and Tabulation Agent	16
Fees and Expenses	16
Additional Information	16

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	17
U.S. Holders	18
Non-U.S. Holders	20

WHERE YOU CAN FIND MORE INFORMATION	22

MISCELLANEOUS	22

Exhibits/Annexes:
Exhibit A	Provisions Currently in Effect
Exhibit B	Provisions That Would Become Effective if the Proposed Amendments are Approved and the Supplemental Indenture is Implemented
Annex 1	Consent Form

In this Consent Solicitation Statement, “we,” “us,” “our,” the “Company” and other similar terms refer to Black Elk Energy Offshore Operations, LLC and its wholly owned subsidiaries, including Black Elk Energy Finance Corp., the co-issuer of the Notes, unless otherwise indicated or the context otherwise requires.

Capitalized terms used in this Consent Solicitation Statement and not otherwise defined have the meanings given to such terms in the Indenture. When we refer to this “Consent Solicitation Statement” we are referring not only to this Consent Solicitation Statement, but also to the exhibits and other documents that we refer to in this document. Certain descriptions in this Consent Solicitation Statement of provisions of the Indenture are summaries of such provisions and are qualified herein by reference to the Indenture. A copy of the Indenture will be provided upon request made to the Information Agent and Tabulation Agent.

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NOTICE TO RECIPIENTS

THIS CONSENT SOLICITATION STATEMENT AND THE ACCOMPANYING CONSENT FORM CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ IN THEIR ENTIRETY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE CONSENT SOLICITATION. YOU SHOULD ASSUME THAT THE INFORMATION IN THIS CONSENT SOLICITATION STATEMENT AND THE ACCOMPANYING CONSENT FORM IS ACCURATE ONLY AS OF THE DATE OF THIS CONSENT SOLICITATION STATEMENT AND THE CONSENT FORM, RESPECTIVELY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES.

NEITHER THIS CONSENT SOLICITATION STATEMENT NOR THE CONSENT FORM OR ANY RELATED DOCUMENTS HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR HAVE THEY BEEN FILED WITH OR REVIEWED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY OF ANY COUNTRY. NO AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS CONSENT SOLICITATION STATEMENT OR THE CONSENT FORM OR ANY RELATED DOCUMENTS, AND IT IS UNLAWFUL AND MAY BE A CRIMINAL OFFENSE TO MAKE ANY REPRESENTATION TO THE CONTRARY.

This Consent Solicitation is not being made to, and no Consents are being solicited from, the Holders in any jurisdiction in which it is unlawful to make such Consent Solicitation or grant such Consent. Persons who receive this Consent Solicitation Statement must inform themselves about and observe any applicable restrictions on the distribution and solicitation of Consents.

Holders residing outside the United States who wish to deliver Consents must satisfy the laws of their respective jurisdictions in connection therewith. If we become aware of any state or foreign jurisdiction where the making of the Consent Solicitation is prohibited, we will make a good faith effort to comply with the requirements of any such state or foreign jurisdiction. If, after such effort, we cannot comply with the requirements of any such state or foreign jurisdiction, the Consent Solicitation will not be made to, and Consents will not be accepted from or on behalf of, Holders in such state or foreign jurisdiction.

This Consent Solicitation Statement is not an offer to purchase securities nor is it a solicitation of Consents from Holders of Notes, nor will Consents be accepted from or on behalf of such Holders, in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such a consent solicitation under applicable securities or “blue sky” laws.

CIRCULAR 230 DISCLOSURE

To ensure compliance with U.S. Treasury Department Circular 230, we inform you that any discussion of tax matters in this Consent Solicitation Statement was not intended or written to be used, and cannot be used, by any person for the purpose of avoiding tax-related penalties under the Internal Revenue Code of 1986, as amended (the “Code”). Any such statement was written in connection with the promotion or marketing of the transactions or matters addressed herein. You are urged to seek advice from an independent tax advisor based on your particular circumstances.

IMPORTANT INFORMATION ABOUT THE CONSENT SOLICITATION

On April 18, 2011, we launched the Initial Consent Solicitation, which expired at 5:00 p.m., New York City time, on Friday, May 6, 2011. The conditions to such Initial Consent Solicitation were not satisfied and as such it did not result in the consummation of any of the transactions contemplated by the related consent solicitation statement. Based on conversations with Holders subsequent to the commencement of the Initial Consent Solicitation, we decided to commence a new consent solicitation with modified terms and conditions, as set forth herein, including revised Proposed Amendments. This Consent Solicitation is independent and separate from the Initial Consent Solicitation. Any Consents delivered in connection with the Initial Consent Solicitation are void and are not effective for purposes of this Consent Solicitation.

The Consent Solicitation is being made upon the terms and subject to the conditions contained in the Consent Solicitation Materials. Holders are requested to read and to consider carefully the information contained in the Consent Solicitation Materials and to deliver their Consent to the Proposed Amendments by properly completing and executing the Consent Form and delivering such Consent Form to the Information Agent and Tabulation Agent as soon as possible and, to be eligible to receive the Consent Consideration, prior to the Early Consent Time, at the address or facsimile number listed on the inside and back cover of this Consent Solicitation Statement, by mail, hand delivery, overnight courier, or by facsimile or electronic transmission (confirmed by physical delivery). Do not for any reason deliver your Notes to us, the Trustee or the Information Agent and Tabulation Agent and do not deliver the Consent Form to any person other than the Information Agent and Tabulation Agent.

Upon the terms and subject to the conditions of the Consent Solicitation Materials, we will make a cash payment in an amount equal to the Consent Consideration due to each Holder who has validly delivered a properly completed Consent Form (and has not validly revoked the related Consent) prior to the Early Consent Time. The Consent Consideration is expected to be paid as promptly as practicable after the Effective Time. Only those Holders that validly deliver (and do not validly revoke) Consents prior to the Early Consent Time will be eligible to receive the Consent Consideration. Holders who validly deliver (and do not validly revoke) their Consents after the Early Consent Time and prior to the Expiration Time will be deemed to have delivered their Consents but are not entitled to receive the Consent Consideration.

5:00 p.m., New York City time, on May 16, 2011 has been fixed as the record date (the “Record Date”) for purposes of the Consent Solicitation, and only Holders as of the Record Date are eligible to deliver a Consent to the Proposed Amendments. We reserve the right to fix, from time to time, but in all cases prior to receipt of the Requisite Consents, any new date as the Record Date with respect to the Notes and, thereupon, any such new date will be deemed to be the “Record Date” for purposes of the Consent Solicitation. The term “Holder,” as used herein, means, collectively, (i) those persons in whose name Notes were registered (“Registered Holders”) as of the Record Date or any other person who has been authorized by proxy or in any other manner acceptable to us (or any other person claiming title by or through such person) to deliver a Consent with respect to the Notes on behalf of such Registered Holder and (ii) DTC Participants (as defined herein). For purposes of book-entry Notes, we anticipate that The Depository Trust Company (“DTC”), as nominee holder of the Notes, will execute an omnibus proxy that will authorize its direct participants as of the Record Date (“DTC Participants”) to deliver Consents with respect to the Notes owned by such DTC Participants and held in the name of Cede & Co. as specified on the DTC position listing as of the Record Date. A beneficial owner of an interest in Notes held through a DTC Participant must properly instruct such DTC Participant to cause a Consent to be given by such DTC Participant with respect to the Proposed Amendments.

The Proposed Amendments constitute a single proposal and a Holder may only consent to the Proposed Amendments in their entirety and may not consent selectively or conditionally. Accordingly, a Consent purporting to consent to only some of the Proposed Amendments will not be valid, and the valid delivery of a Consent by a Holder will be deemed to be the delivery of a Consent to all of the Proposed Amendments. Subject to receipt of the Requisite Consents, the Proposed Amendments will be effected by the Supplemental Indenture, which will be executed us, the subsidiary guarantor and the Trustee as soon as practicable after we receive the Requisite Consents, the satisfaction of the Conditions to Effectiveness and the satisfaction or waiver of the other conditions described in “The Consent Solicitation—Conditions to the Consent Solicitation.” If we receive the Requisite Consents and we enter into the Supplemental Indenture to amend the Indenture, Holders who did not validly deliver a Consent or who validly revoked their Consents will still be bound by the Proposed Amendments.

If a Consent relates to fewer than all Notes held of record as of the Record Date by the Holder providing such Consent, such Holder must indicate on the Consent Form the aggregate dollar amount (in minimum amounts of $2,000 and integral multiples of $1,000 in excess of $2,000) of the Notes to which the Consent relates, otherwise, the Consent will be deemed to relate to all Notes held by such Holder. If such Holder is eligible to receive the Consent Consideration, the Consent Consideration will be calculated and paid only in respect of such portion of the Notes to which a properly completed Consent Form has been validly delivered (and the related Consent has not been validly revoked) prior to the Early Consent Time.

The transfer of Notes after the Record Date will not have the effect of revoking any Consent validly given by a Holder prior to such transfer, and each properly completed Consent Form will be counted notwithstanding any subsequent transfer of the Notes to which such Consent relates, unless the procedure for revoking Consents described herein has been complied with.

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in the Consent Solicitation Materials and, if given or made, that information or representation must not be relied upon as having been authorized by the Company or the Information Agent and Tabulation Agent. The delivery of the Consent Solicitation Materials will not, under any circumstances, create any implication that the information set forth herein is correct as of any time subsequent to the date thereof, or that there has been no change in the information set forth in the Consent Solicitation Materials or in any attachment thereto or in the affairs of the Company or any of its subsidiaries or affiliates since such date.

We believe that the adoption of the Proposed Amendments and the receipt of the Consent Consideration will result in a deemed taxable exchange of the Notes for U.S. federal income tax purposes. For a summary of certain U.S. federal income tax considerations for the holders of the Notes in connection with the Consent Solicitation, the Consents and the Consent Consideration, see “Certain U.S. Federal Income Tax Considerations.”

The contents of this Consent Solicitation Statement and the other Consent Solicitation Materials should not be construed as legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor as to those matters.

Any questions concerning the terms and conditions of the Consent Solicitation should be directed to the Company, Attention: James Hagemeier at 281-598-8622. Requests for assistance in completing and delivering the Consent Form or for additional copies of this Consent Solicitation Statement, the Consent Form and other Consent Solicitation Materials should be directed to the Information Agent and Tabulation Agent at the address or telephone numbers set forth on the inside and back cover of this Consent Solicitation Statement. A Holder may also contact its broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Some of the information included in this Consent Solicitation Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this Consent Solicitation Statement, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements use forward-looking words such as “may,” “will,” “should,” “could,” “achievable,” “anticipate,” “believe,” “expect,” “estimate,” “project” or other words and phrases of similar meaning. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These statements discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition or state other “forward-looking” information. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the anticipated future results or financial condition expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are subject to various risks, uncertainties and assumptions, including, but not limited, to:

•	Low and/or declining prices for oil and natural gas;

•	Oil and natural gas price volatility;

•	Risks associated with drilling, including completion risks, cost overruns and the drilling of non-economic wells or dry holes;

•	Ability to raise additional capital to fund future capital expenditures;

•	Cash flow and liquidity;

•	Ability to consummate the Project Moose Acquisition (as defined herein);

•	Ability to find, acquire, market, develop and produce new oil and natural gas properties;

•	Uncertainties in the estimation of proved reserves and in the projection of future rates of production and timing of development expenditures;

•	Geological concentration of our reserves;

•	Discovery, acquisition, development and replacement of oil and natural gas reserves;

•	Operating hazards attendant to the oil and natural gas business;

•	Down hole drilling and completion risks that are generally not recoverable from third parties or insurance;

•	Potential mechanical failure or underperformance of significant wells or pipeline mishaps;

•	Potential increases in plugging and abandonment and other asset retirement costs as a result of new regulations;

•	Weather conditions;

•	Availability and cost of material and equipment;

•	Delays in anticipated start-up dates;

•	Actions or inactions of third-party operators of our properties;

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•	Ability to find and retain skilled personnel;

•	Strength and financial resources of competitors;

•	Potential defects in title to our properties;

•	Federal and state regulatory developments and approvals, including the adoption of new regulatory requirements;

•	Losses possible from future litigation;

•	Environmental risks;

•	Changes in interest rates;

•	Developments in oil and natural gas-producing countries;

•	Events similar to those of September 11, 2001, Hurricanes Katrina, Rita, Gustav and Ike and the Deepwater Horizon explosion; and

•	Worldwide political and economic conditions.

Many of the factors that will determine our future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

TERMS AND CONDITIONS OF THE CONSENT SOLICITATION

The following is a summary of the terms and conditions of the Consent Solicitation and is qualified in its entirety by the more detailed information contained elsewhere in this Consent Solicitation Statement. For a more detailed description of the Consent Solicitation and the Proposed Amendments, see “The Consent Solicitation” and “Description of the Proposed Amendments.”

Record Date	5:00 p.m., New York City time, on May 16, 2011, which is the date fixed by us for the determination of Holders entitled to Consent. We reserve the right to establish, from time to time, but in all cases prior to receipt of the Requisite Consents, any new date as the Record Date and, thereupon, any such new date will be deemed to be the “Record Date” for purposes of the Consent Solicitation.

Requisite Consents	We are seeking the Consents of Holders of a majority in aggregate principal amount of all of the outstanding Notes, which is the amount required to approve the Proposed Amendments in accordance with Section 9.02 of the Indenture.

Consent Consideration	$30.00 per $1,000 in principal amount of the Notes payable to Holders who validly deliver properly completed Consent Forms (and do not validly revoke the related Consent) prior to the Early Consent Time.

Early Consent Time	5:00 p.m., New York City time, on the date on which the Requisite Consents are received by us, unless extended by us, provided that the Early Consent Time will not be at a date and time later than the Expiration Time.

Expiration Time	9:00 p.m., New York City time, on May 27, 2011, unless extended by us. If the Requisite Consents are not received by the Expiration Time, we may extend the Consent Solicitation, and the Information Agent and Tabulation Agent would continue to accept Consents. Subject to applicable law, we may, however, elect at any time prior to the Expiration Time to terminate the Consent Solicitation. If we terminate the Consent Solicitation at any time prior to the Effective Time, any Consents received will be voided and no Consent Consideration will be paid.

Effective Time	The date and time at which the Proposed Amendments become effective, which will occur promptly after our receipt of the Requisite Consents, the satisfaction of the Conditions to Effectiveness and the satisfaction or waiver of the other conditions described herein under “The Consent Solicitation—Conditions to the Consent Solicitation,” and entry into the Supplemental Indenture

Information Agent and Tabulation Agent	D.F. King & Co., Inc.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Delivery of Consents	Holders may deliver their Consents by properly completing and executing the Consent Form accompanying this Consent Solicitation Statement and delivering such Consent Form to the Information Agent and Tabulation Agent as soon as possible and, to be eligible to receive the Consent Consideration, prior to the Early Consent Time. Properly completed Consent Forms should be sent by mail, hand delivery, overnight courier, or by facsimile or electronic transmission (confirmed by physical delivery) to the Information Agent and Tabulation Agent at the address or facsimile number set forth on the inside and back cover of this Consent Solicitation Statement.

The method of delivering Consent Forms is at the election and risk of the Holders and delivery will be deemed made only when actually received by the Information Agent and Tabulation Agent. Do not, for any reason, deliver your Notes to us, the Trustee or the Information Agent and Tabulation Agent and do not deliver your Consent Form to any person other than the Information Agent and Tabulation Agent. See “The Consent Solicitation—Consent Procedures.”

Revocations of Consents	Consents delivered prior to the Early Consent Time may be revoked at any time prior to the Early Consent Time by the Holder that previously delivered such Consent, but may not be revoked at any time thereafter. Consents delivered after the Early Consent Time may be revoked at any time prior to the Expiration Time by the Holder that previously delivered such Consent. See “The Consent Solicitation—Revocation of Consents.”

Consequences to Non-Consenting Holders	Holders who do not validly deliver Consents prior to the Early Consent Time (including those who validly deliver Consents after the Early Consent Time) or who validly deliver but revoke their Consents prior to the Early Consent Time will not be entitled to receive the Consent Consideration, even though the Supplemental Indenture, if it is executed, and the Proposed Amendments, if they become effective, will be binding on all Holders, including those who did not consent to the Proposed Amendments.

Additional Information	Any questions concerning the terms and conditions of the Consent Solicitation should be directed to the Company, Attention: James Hagemeier at 281-598-8622. Requests for assistance in completing and delivering Consent Form or for additional copies of the Consent Solicitation Materials should be directed to the Information Agent and Tabulation Agent at the address or telephone numbers set forth on the inside and back cover of this Consent Solicitation Statement.

Certain U.S. Federal Income Tax Considerations	We believe that the adoption of the Proposed Amendments and the receipt of the Consent Consideration will result in a deemed taxable exchange of the Notes for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.”

THE COMPANY

We are an independent oil and natural gas company engaged in the acquisition, exploitation and additional development of oil and natural gas properties. We focus on the acquisition of undercapitalized and undervalued assets with significant upside potential. In addition to our acquisition strategy, we continue to develop and grow organically through the exploitation and development of our existing field inventory by the use of drilling, workover, recompletion and other lower-risk development projects to increase reserves and production.

We have interests in multiple properties located offshore in U.S. federal and Louisiana and Texas state waters, with depths ranging from less than ten feet up to 6,820 feet. As of December 31, 2010, our leasehold position encompassed approximately 155,800 net (384,800 gross) acres, 245 net (694 gross) wells and 133 production platforms. As of December 31, 2010, we had estimated total proved oil and natural gas reserves of 21.7 million barrels of oil equivalent (“MMBoe”) (47% oil). The estimated present value of the future net revenues from our proved reserves as of December 31, 2010, discounted at 10% per annum (“PV-10”), was $392 million. For 2010, our net daily production averaged approximately 6,353 barrels of oil equivalent (“Boepd”).

On December 24, 2010, we entered into an aggregate $110 million of credit facilities (collectively, the “Credit Facility”) with Capital One, N.A. (“Capital One”), as administrative agent and lender. The Credit Facility is comprised of (i) a $35 million senior secured revolving credit facility (the “Revolving Credit Facility”) and (ii) a $75 million secured letter of credit facility (the “Letter of Credit Facility”), which is to be used exclusively for the issuance of letters of credit in support of our future plugging and abandonment (“P&A”) liabilities relating to our oil and gas properties. Our obligations under the Credit Facility are guaranteed by our existing subsidiaries and are secured on a first-priority basis by all of our and our subsidiaries’ assets, in the case of the Revolving Credit Facility, and by cash collateral, in the case of the Letter of Credit Facility. The Credit Facility has a maturity date of December 31, 2013. As of May 20, 2011, we had an aggregate amount of approximately $41.2 million of indebtedness outstanding under the Credit Facility, of which $27.3 million was drawn on the Letter of Credit Facility and $13.9 million was drawn under the Revolving Credit Facility; leaving approximately $68.8 million available for additional borrowings, including $21.1 million under the Revolving Credit Facility.

In conjunction with the establishment of the Revolving Credit Facility, we entered into an intercreditor agreement (the “Intercreditor Agreement”), dated as of December 24, 2010, with Capital One, in its capacity as First Lien Agent for the First Lien Creditors, and the Trustee, in such capacity and in its capacity as Collateral Agent for the Second Lien Creditors. The Intercreditor Agreement, among other things, limits the aggregate amount of First Lien Obligations under the Revolving Credit Facility that we may incur and the interest, fees and other payments that we may make in connection therewith.

Our corporate headquarters and principal executive offices are located at 11451 Katy Freeway, Suite 500, Houston, Texas, 77079, and our telephone number at this address is (281) 598-8600. Our website address is www.blackelkenergy.com. Information on or available through our website is not part of this Consent Soliciation Statement.

THE NOTES

The Notes were issued on November 23, 2010 in an aggregate principal amount of $150 million. The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by our only existing subsidiary (other than Black Elk Energy Finance Corp., the co-issuer of the Notes) and will be fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by each of our future restricted subsidiaries that guarantees any Credit Facility (as such term is defined in the Indenture). The Notes mature on December 1, 2015 and bear interest at a rate of 13.75% per annum.

Pursuant to the Indenture, we must comply with certain non-financial and financial covenants. We were in compliance with all of our covenants as of December 31, 2010.

As of the Record Date, there was $150 million aggregate principal amount of Notes issued and outstanding under the Indenture and neither we, nor any person directly or indirectly controlled by or under direct or indirect common control with us, nor, to our knowledge, any person directly or indirectly controlling us, held any Notes.

PURPOSE OF THE CONSENT SOLICITATION

The purpose of the Consent Solicitation is to obtain sufficient Consents from the Holders to approve the Proposed Amendments and to amend the Indenture to, among other things, permit us to finance the Project Moose Acquisition, discussed below, to restore greater liquidity to our business and to enable us to continue growing through our acquisition strategy. See “—Certain Effects of the Consent Solicitation” for additional information on the effects of the Proposed Amendments. See “Description of the Proposed Amendments” for a complete description of the Proposed Amendments.

On March 17, 2011, we entered into a definitive agreement (the “Purchase Agreement”) with certain private sellers (collectively, the “Seller”) providing for the purchase (the “Project Moose Acquisition”) of Seller’s interests in various oil and gas properties in the U.S. Gulf of Mexico (the “Project Moose Assets”) for an aggregate purchase price of $40 million, subject to customary adjustments for a transaction of this type. We will also assume various liabilities relating to the Project Moose Assets, including P&A liabilities of approximately $175 million (based on current estimates). At closing of the Project Moose Acquisition, we are required to establish an escrow account to secure the performance of our P&A obligations and other indemnity obligations with respect to plugging, abandonment, and/or decommissioning of the acquired wells and facilities. We are required to deposit into the Escrow Account an aggregate principal amount equal to $60 million, which is to be paid by us in 30 equal monthly installments, payable on the first day of each month, commencing on the first day of the first month following closing.

We have paid to Seller an earnest money deposit of $6 million (the “Deposit”), which is non-interest bearing and will be applied against the Purchase Price if the closing occurs. Subject to the satisfaction of a number of conditions, including receipt of third-party consents, the Project Moose Acquisition is expected to close on or about May 31, 2011. We intend to finance the remainder of the purchase price with approximately $35 million in borrowings under our Revolving Credit Facility, together with equity financing from our majority equity holder, Platinum Partners Value Arbitrage Fund L.P., or its affiliates (collectively, “PPVA”), as consideration for which PPVA will receive shares of preferred stock with an aggregate liquidation preference of $30 million, accruing dividends payable in kind at a rate per annum of 24% (the “Sponsor Preferred Stock”).

Concurrent with the closing of the Project Moose Acquisition, we intend to enter into an amendment to the Credit Facility (the “Credit Facility Amendment”) to, among other things, increase the borrowing base under the Revolving Credit Facility to $70 million and increase the commitment under the Letter of Credit Facility to $125 million based on the reserves provided by the Project Moose Assets. In connection with such increase in the borrowing base under the Revolving Credit Facility, Capital One has advised us that they will syndicate the Revolving Credit Facility, which will result in increased fees thereunder; provided, however, that, in compliance with Section 6.1 of the Intercreditor Agreement, such fees shall not exceed 200 basis points per annum of the Revolving Credit Facility as increased by the Credit Facility Amendment. The increase in the borrowing base under the Revolving Credit Facility is also in compliance with the Intercreditor Agreement.

The closing of the Project Moose Acquisition is not conditioned on the receipt of the Requisite Consents pursuant to this Consent Solicitation. If the Requisite Consents are not obtained, however, we may be unable to consummate the Project Moose Acquisition; in which case we may pursuit an alternative structure to complete the Project Moose Acquisition. If we are unable to consummate the Project Moose Acquisition and the other transactions contemplated by the Purchase Agreement we will forfeit the Deposit. The effectiveness of the Proposed Amendments is conditioned on, among other things, the consummation of the Project Moose Acquisition by the Company (and only the Company); if Black Elk Energy Offshore Operations, LLC does not consummate such acquisition pursuant to the terms and conditions of the Purchase Agreement for any reason, we will not enter into the Supplemental Indenture, the Proposed Amendments will not become effective and the Consent Consideration will not be paid or be payable.

We believe this is an important acquisition for us that will significantly enhance our reserve and operating positions. The Project Moose Assets include interest in approximately 250,126 gross (127,894 net) acres and estimated proved reserves of 21.8 MBoe as of December 31, 2010 with a PV-10 value of $361.6 million, which would effectively grow our PV-10 value to $753.6 million and estimated proved reserves to 44.8 MMBoe. Average net daily production is reported at 8,400 Boepd for the month of January 2011. Additionally, we believe that these assets offer approximately 68 (50 through coiled-tubing) low-cost proved developed non-producing opportunities and 21 proved undeveloped opportunities. The Project Moose Acquisition will also strengthen our financial position and significantly increase EBITDA and improve our key credit ratios.

Certain Effects of the Proposed Amendments

As noted above, the primary purpose of the Proposed Amendments is to enable us to obtain funding for, and to make the capital expenditures necessary to, consummate the Project Moose Acquisition and to generally shore up our cash needs by ensuring available liquidity. The Proposed Amendments will enable us to obtain financial support from PPVA by way of a $30 million investment in Sponsor Preferred Stock, which we can repay over time. The equity investment from PPVA, coupled with the additional financing available through the Revolving Credit Facility and the assets acquired in the Project Moose Acquisition, is expected to enhance our credit profile and strengthen our liquidity position, which will in turn strengthen the position of our bondholders.

The “Maximum Capital Expenditures” covenant in Section 4.21 of the Indenture is not customary for notes of this nature and was put in place as a result of negotiations with certain prospective noteholders. We are now proposing that the capital expenditure restrictions be increased and that capital expenditures in an aggregate amount not to exceed $210 million (including $40 million in cash and the assumption of $170 million of asset retirement obligations) relating, directly or indirectly, to the Project Moose Acquisition not count towards the determination of capital expenditures for purposes of this covenant. We believe that increasing our permitted capital expenditures and excluding this significant acquisition from that determination is appropriate and in the best interests of the Company and the holders of the Notes because the current limitation is unduly restrictive and substantially limits our ability to execute our strategy to achieve reserve, production and cash flow growth.

We have a history of acquisitions which has helped us grow consistently and rapidly. We completed six acquisitions since our inception in 2008, through which we have substantially grown our reserves and increased our production. In line with this strategy, we continue to evaluate further acquisition targets and we believe that we are positioned to take advantage of opportunities in our core operating areas that have value-enhancement potential.

As noted above, the Project Moose Acquisition is expected to substantially transform our size and our operating and financial position by, among other things, materially increasing our reserves (volume and PV-10 value), average net daily production, revenues and EBITDA. Accordingly, upon consummation of the Project Moose Acquisition, we expect to be a much larger and better positioned company than we were at the time the Notes were issued and the Indenture executed. We believe that an increase in permitted capital expenditures based on and relative to our size and position after giving effect to the Project Moose Acquisition is warranted. Additionally, due to the significant value that the Project Moose Acquisition would add to our business, we believe it is appropriate to exclude related expenses from the determination of permitted capital expenditures. Increasing the maximum capital expenditure will not only allow us to consummate the Project Moose Acquisition, but will also provide us with greater financial flexibility to continue to grow in a significant way through strategic acquisitions and thereby strengthen our operating and financial positions.

DESCRIPTION OF THE PROPOSED AMENDMENTS

Set forth below is a summary description of the Proposed Amendments. The approval of the Proposed Amendments requires the consent of Holders of a majority in aggregate principal amount of the outstanding Notes. Holders who wish to deliver a valid Consent must consent to the entire Proposed Amendments.

Existing Covenants

The definition of “Excess Cash Flow Offer Amount” appearing in Section 1.01 “Definitions” currently reads as follows:

“Excess Cash Flow Offer Amount” means, with respect to any period (A) 50% of Excess Cash Flow for such period minus (B) $5.0 million.

Clauses (a) and (b) of Section 4.06 “Excess Cash Flow Offer” currently read as follows:

Section 4.06. Excess Cash Flow Offer.

(a) Within 90 days after the end of each full fiscal year following the Issue Date for which the Excess Cash Flow Offer Amount exceeds $5.0 million, to the extent permitted by its Credit Facilities the Company will offer to purchase Notes (the “Excess Cash Flow Offer”) at an offer price equal to 100% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (the “Excess Cash Flow Offer Payment”), and such offer price will be payable in cash with 50% of the Company’s Excess Cash Flow from the prior fiscal year. If the aggregate principal amount of Notes tendered into such Excess Cash Flow Offer exceeds the Excess Cash Flow Offer Amount, the Trustee will select the Notes to be purchased on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate.

(b) Within 90 days following the end of each such full fiscal year, the Company will mail a notice to each holder and the Trustee offering to repurchase Notes as of the date specified in the notice (the “Excess Cash Flow Offer Purchase Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. Such notice shall state:

Proposed Revised Covenants

It is proposed that the definition of “Excess Cash Flow Offer Amount” appearing in Section 1.0 “Definitions” be amended to read as follows:

“Excess Cash Flow Offer Amount” means, with respect to any period (A) 50% of Excess Cash Flow for such period minus (B) $2.5 million.

It is proposed that clauses (a) and (b) of Section 4.06 “Excess Cash Flow Offer” be amended to read as follows:

Section 4.06. Excess Cash Flow Offer.

(a) Within 90 days after the end of each second and fourth fiscal quarter of the Company, commencing at the end of the fourth quarter of 2011, for which the Excess Cash Flow for such prior six month period exceeds $2.5 million, to the extent permitted by its Credit Facilities the Company will offer to purchase Notes for cash in an aggregate amount equal to the Excess Cash Flow Offer Amount (the “Excess Cash Flow Offer”) at an offer price equal to 103% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (the “Excess Cash Flow Offer Payment”). If the aggregate principal amount of Notes tendered into such Excess Cash Flow Offer exceeds the Excess Cash Flow Offer Amount, the Trustee will select the Notes to be purchased on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate.

(b) Within 90 days following the end of each fiscal quarter referred to in Section 4.06(a) with respect to which an Excess Cash Offer is to be made, the Company will mail a notice to each holder and the Trustee offering to repurchase Notes as of the date specified in the notice (the “Excess Cash Flow Offer Purchase Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. Such notice shall state:

Clause (b) of Section 4.07(a)(3) “Restricted Payments” currently read as follows:

Section 4.06. Restricted Payments.

(b) 100% of the aggregate net cash proceeds received by the Company (including the fair market value of any Additional Assets (measured as of the date of the definitive agreement with respect to such Additional Assets) to the extent acquired in consideration of Equity Interests of the Company (other than Disqualified Stock)) since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

Section 4.21 ”Maximum Capital Expenditures” currently reads as follows:

Section 4.21. Maximum Capital Expenditures.

The Company and its Restricted Subsidiaries will not allow their aggregate capital expenditures to exceed (i) $30 million for the fiscal year ending December 31, 2011 and (ii) 25% of Consolidated EBITDAX for any fiscal year thereafter; provided that, the difference between the Company’s and its Restricted Subsidiaries’ permitted capital expenditures for any fiscal year and their actual capital expenditures for such fiscal year, if positive, shall be available for use for capital expenditures in the subsequent fiscal year without regard to the preceding restriction. The Company shall certify its compliance with this Section 4.21 in the Officers’ Certificate delivered to the Trustee in accordance with Section 4.04(a) hereof following the completion of each fiscal year.

It is proposed that clause (b) of Section 4.07(a)(3) “Restricted Payments” be amended to read as follows:

Section 4.06. Restricted Payments.

(b) 100% of the aggregate net cash proceeds received by the Company (including the fair market value of any Additional Assets (measured as of the date of the definitive agreement with respect to such Additional Assets) to the extent acquired in consideration of Equity Interests of the Company (other than Disqualified Stock and Sponsor Preferred Stock)) since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock and Sponsor Preferred Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

It is proposed that Section 4.21 “Maximum Capital Expenditures” be amended to read as follows:

Section 4.21. Maximum Capital Expenditures.

The Company and its Restricted Subsidiaries will not allow their aggregate capital expenditures to exceed (i) $60.0 million for the fiscal year ending December 31, 2011 and (ii) 30% of Consolidated EBITDAX for any fiscal year thereafter; provided that, all capital expenditures in an aggregate amount not to exceed $210 million (including $40 million in cash and the assumption of $170 million of asset retirement obligations) relating, directly or indirectly, to the Project Moose Acquisition shall not be deemed a capital expenditure and will not be included for purposes of determining compliance with this Section 4.21; and provided further that, the difference between the Company’s and its Restricted Subsidiaries’ permitted capital expenditures for any fiscal year and their actual capital expenditures for such fiscal year, if positive, shall be available for use for capital expenditures in the subsequent fiscal year without regard to the preceding restriction. The Company shall certify its compliance with this Section 4.21 in the Officers’ Certificate delivered to the Trustee in accordance with Section 4.04(a) hereof following the completion of each fiscal year.

Proposed Additional Provisions

It is proposed that the following definitions be added to Section 1.1 “Definitions”:

“Project Moose Acquisition” means that certain acquisition of interests in various oil and gas properties in the U.S. Gulf of Mexico pursuant to that certain definitive agreement dated as of March 17, 2011, by and among the Company and the sellers party thereto, for an aggregate purchase price of approximately $40 million in cash plus the assumption of $170 million of asset retirement obligations, subject to customary adjustments for a transaction of that type.

“Sponsor Preferred Stock” means those shares of preferred stock with an aggregate liquidation preference of $30 million, issued by the Company to PPVA, and including any additional shares of preferred stock issued by way of a dividend; such shares shall accrue dividends payable in kind at a rate per annum of 24%.

It is proposed that the following covenant be added as a new Section 4.23:

Section 4.23. Retirement of Sponsor Preferred Stock.

Within 180 days after the end of each second and fourth fiscal quarter of the Company, commencing with the fourth quarter of 2011 and continuing through the fourth quarter of 2013, after compliance with its obligations under Section 4.06 of this Indenture to purchase any Notes from the Excess Cash Flow Offer Amount generated during the preceding six month period and provided that Section 4.06 would require an offer to be made for such period and the Company has made such offer, the Company may, to the extent permitted by its Credit Facilities, purchase or otherwise retire any Sponsor Preferred Stock in an aggregate amount up to such Excess Cash Flow Offer Amount, provided that no more than $5.0 million may be expended for such purpose in either of the years ending December 31, 2012 and 2013. Within 180 days after the end of each second and fourth fiscal quarter of the Company, commencing with the fourth quarter of 2013, after compliance with its obligations under Section 4.06 of this Indenture to purchase any Notes from the Excess Cash Flow Offer Amount generated during the preceding six month period and provided that Section 4.06 would require an offer to be made for such period and the Company has made such offer, the Company may, to the extent permitted by its Credit Facilities, repurchase or otherwise retire any Sponsor Preferred Stock in an aggregate amount up to such Excess Cash Flow Offer Amount. Notwithstanding the foregoing but subject to the terms of the Credit Facilities, the Company may at any time following an initial public offering of the Capital Stock of the Company (or any parent holding company) that does not result in a Change of Control, repurchase or otherwise retire any Sponsor Preferred Stock in cash with the net proceeds received by the Company from such initial public offering, provided that no more than the total amount of net proceeds received by the Company from such initial public offering may be expended for such purpose. Except as provided in this Section, neither the Company nor any of its Subsidiaries shall make any payments on the Sponsor Preferred Stock.

Please see Exhibit A hereto for the full text of the current provisions of the Indenture (summarized above) to be amended and Exhibit B hereto for the full text (compared against the current provisions) of the Proposed Amendments.

THE CONSENT SOLICITATION

General

We are soliciting Consents from Holders, upon the terms and subject to the conditions set forth in this Consent Solicitation Statement, the accompanying Consent Form and, except as expressly set forth herein and therein, the Indenture. We reserve the right to amend the terms and conditions of the Consent Solicitation at any time prior to the Expiration Time for any reason, including, but not limited to, extending or terminating the Consent Solicitation.

The Proposed Amendments will be effected by the Supplemental Indenture, which is to be executed by us, the subsidiary guarantor and the Trustee as soon as practicable after receipt of the Requisite Consents, the satisfaction of the Conditions to Effectiveness and the satisfaction or waiver of the other conditions described under “—Conditions to the Consent Solicitation.” As of the Effective Time, all Holders of Notes, including all Holders who did not validly deliver Consents or who validly revoked their Consents, and all subsequent Holders, will be bound by the Proposed Amendments. The changes included in the Proposed Amendments will not alter our obligation to pay the principal or interest on the Notes when due or alter the stated interest rate, maturity date or redemption provisions of the Notes. All other provisions of the Indenture that are not amended by the Supplemental Indenture will remain in full force and effect. Regardless of the outcome of the Consent Solicitation, the Notes will continue to be outstanding and will continue to accrue interest as provided in the Notes and the Indenture.

Notwithstanding any subsequent transfer of the Notes, any Holder whose properly executed Consent Form has been received (and the related Consent has not validly been revoked) prior to the Early Consent Time will be eligible to receive the Consent Consideration due in respect of the Notes. Holders who do not deliver valid Consents prior to the Early Consent Time (including those who deliver Consents after the Early Consent Time) or who deliver but validly revoke their Consents prior to the Early Consent Time will not be entitled to receive the Consent Consideration, even though the Supplemental Indenture, if it is executed, will be binding with respect to all Notes and will affect all Holders of Notes, including all Holders who did not validly deliver Consents or who validly revoked their Consents, and all subsequent Holders.

The delivery of a Consent will not affect a Holder’s right to sell or transfer any Notes, and a sale or transfer of any Notes after the Record Date will not have the effect of revoking any Consent properly given by the Holder of such Notes. Therefore, each properly completed and validly delivered Consent Form will be counted notwithstanding any subsequent sale or transfer of any Notes to which such Consent relates, unless the applicable Holder has complied with the procedure for revoking Consents, as described herein and in the Consent Form.

On April 18, 2011, we launched the Initial Consent Solicitation, which expired at 5:00 p.m., New York City time, on Friday, May 6, 2011. The conditions to such Initial Consent Solicitation were not satisfied and as such it did not result in the consummation of any of the transactions contemplated by the related consent solicitation statement. Based on conversations with Holders subsequent to the commencement of the Initial Consent Solicitation, we decided to commence a new consent solicitation with modified terms and conditions, as set forth herein, including revised Proposed Amendments. This Consent Solicitation is independent and separate from the Initial Consent Solicitation. Any Consents delivered in connection with the Initial Consent Solicitation are void and are not effective for purposes of this Consent Solicitation.

Requisite Consents

To become effective, the Proposed Amendments must be approved by the Holders of a majority in aggregate principal amount of the outstanding Notes. For purposes of determining whether any requisite principal amount of Notes have given Consents, Notes owned by us, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, will be disregarded. As of the Record Date, $150 million in aggregate principal amount of Notes are outstanding, none of which are owned by the Company or any affiliate of the Company. Accordingly, Consents from Holders of more than $75 million in aggregate principal amount of Notes must be received (and not validly revoked) by the Information Agent and Tabulation Agent prior to the Expiration Time in order to approve the Proposed Amendments in accordance with Section 9.02 of the Indenture.

Any Holder who wishes to deliver a valid Consent must consent to the entire Proposed Amendments. The failure of a Holder to deliver a Consent will have the same effect as if such Holder had voted “against” the Proposed Amendments.

Record Date

The Record Date for the purposes of this Consent Solicitation is 5:00 p.m., New York City time, on May 16, 2011. The Record Date has been fixed as the date for the determination of Holders entitled to give Consents and receive the Consent Consideration, if otherwise payable, pursuant to the Consent Solicitation. The Consent Solicitation Materials are being sent to all Holders on the Record Date as we are reasonably able to identify. We reserve the right to establish, from time to time, but in all cases prior to receipt of the Requisite Consents, any new date as such Record Date with respect to the Notes and, thereupon, any such new date will be deemed to be the “Record Date” for purposes of the Consent Solicitation.

Consent Consideration

Assuming satisfaction or waiver, as applicable, of all conditions to the Consent Solicitation, including but not limited to the receipt of the Requisite Consents and the satisfaction of the Conditions to Effectiveness, as promptly as practicable after the Effective Time we will pay, in cash, the Consent Consideration of $30.00 per $1,000 principal amount of Notes to each Holder of Notes from whom we have received a valid Consent (and such Consent has not been validly revoked) prior to the Early Consent Time.

In the event that the Consent Solicitation is withdrawn or otherwise not completed for any reason, including as a result of the failure to receive the Requisite Consents or to satisfy the Conditions to Effectiveness, or if the Supplemental Indenture is not executed, or if the Proposed Amendments do not otherwise become effective for any reason, the Consent Consideration will not be paid or be payable.

The right to receive the Consent Consideration is not transferable with any Note. We will only make payments of the Consent Consideration to Holders who have properly granted Consents that are in effect at the Early Consent Time pursuant to the terms hereof. No other holder of Notes will be entitled to receive the Consent Consideration, even if we receive the Requisite Consents and enter into the Supplemental Indenture. The Proposed Amendments will be binding on all Holders, including those who delivered a Consent after the Early Consent Time, who validly revoked their Consent or who did not deliver a Consent.

Interest will not accrue on or be payable with respect to the Consent Consideration.

We believe that the adoption of the Proposed Amendments and the receipt of the Consent Consideration will result in a deemed taxable exchange of the Notes for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.”

Conditions to the Consent Solicitation

Notwithstanding any other provision of this Consent Solicitation Statement, the Proposed Amendments will become effective only upon the following conditions, and the Consent Solicitation is subject to all such conditions:

•	The receipt of the Requisite Consents;

•	The satisfaction of the Acquisition Condition described below;

•	The satisfaction of the Financing Condition described below;

•	The satisfaction or waiver of the General Conditions described below; and

•	The execution of the Supplemental Indenture.

We refer to the Acquisition Condition, the Financial Condition and the General Conditions collectively as the “Conditions to Effectiveness.” We refer to the time at which the Proposed Amendments become effective as the “Effective Time.”

The “Acquisition Condition” means the following:

•	The consummation of the Project Moose Acquisition by the Company (and only the Company) pursuant to the terms and conditions of the Purchase Agreement related thereto; and

•	The creation of a Lien securing the Obligations under the Indenture in favor of the Collateral Agent with respect to the Project Moose Assets.

The “Financing Condition” means the following:

•

The completion of the Credit Facility Amendment that, among other things, (i) increases the borrowing base under the Revolving Credit Facility to $70 million and the commitments under the Letter of Credit Facility to $125 million, (ii) syndicates the loans available under the Revolving Credit Facility, which will result in increased fees payable by the Company to the lenders thereunder, and (iii) permits the payment of the Consent Consideration;

•	Capital One, in its capacity as First Lien Collateral Agent for the First Lien Secured Parties, shall have consented in writing to the payment of the Consent Consideration;

•

We will have available at or prior to the Effective Time a minimum of $30 million in liquidity, which may consist of cash on hand and availability under the Credit Facility (after giving effect to the Credit Facility Amendment and the consummation of the Project Moose Acquisition);

•

James Hagemeier, in his capacity as Vice President and Chief Financial Officer of Black Elk Energy Offshore Operations, LLC, shall have certified in writing to the Trustee that, after giving effect to the Credit Facility Amendment and the consummation of the Project Moose Acquisition, we will have at least $30 million in available liquidity, as set out in the immediately preceding bullet point; and

•

Capital One, in its capacity as First Lien Collateral Agent for the First Lien Secured Parties, shall have certified in writing to the Trustee that, after giving effect to the Credit Facility Amendment and the consummation of the Project Moose Acquisition, we will have at least $30 million available for additional borrowings under the Revolving Credit Facility.

The “General Conditions” mean the following:

•	there shall exist no Default or Event of Default under the Indenture;

•	we will have paid the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, counsel to certain of the Holders;

•

there is not any statute, rule, regulation, judgment, order, stay, decree, executive order or injunction is promulgated, proposed, entered, enforced, enacted, issued or deemed applicable to the Consent Solicitation by any domestic or foreign federal or state governmental authority or court, or regulatory or administrative agency or instrumentality, or any third person, which directly or indirectly (i) would or might prohibit, or make illegal the consummation of the Consent Solicitation, or (ii) is, or is reasonably likely to be, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of us and our subsidiaries, taken as a whole;

•

there is not (i) any general suspension of, or limitation on prices for, trading in securities in the U.S. securities or financial markets, or any setting of minimum prices for trading on such markets, or any suspension of trading of any securities of us or of one of our affiliates on any exchange or in the over-the-counter market, (ii) any banking moratorium or suspension of payments declared by U.S. federal or New

York authorities, (iii) any major disruption of settlements of securities or clearance services in the United States, (iv) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by the U.S. Congress or any other national or international calamity or emergency if, in our sole judgment, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with the Consent Solicitation, (v) any significant adverse change in the trading prices of the Notes or in any of our securities in any financial markets, (vi) a material impairment in the trading market for debt securities that could, in our sole judgment, affect the Consent Solicitation, (vii) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, on (or other event that, in our reasonable judgment, might affect) the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the Consent Solicitation, a material acceleration or worsening thereof;

•

there is not any threatened or pending action, proceeding or counterclaim brought by any domestic or foreign federal or state governmental, regulatory or administrative agency or authority, court, legislative body, commission or third party (i) challenging the acquisition by us of the Notes, challenging the receipt by us of the Consents or otherwise seeking to restrain or prohibit the consummation of the Consent Solicitation or otherwise seeking to obtain any damages as a result thereof, (ii) otherwise materially adversely affecting our ability to successfully complete the Consent Solicitation or (iii) that is, or is reasonably likely to be, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of us and our subsidiaries, taken as a whole;

•

neither the Trustee nor any third party has objected in any respect to, or taken action or failed to take action that could, in our reasonable judgment, adversely affect the consummation of the Consent Solicitation or has taken any action that challenges the validity or effectiveness of the procedures used by us in the making of the Consent Solicitation or the acceptance of, or payment for, the Consents;

•

there has not occurred, or is likely to occur, any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls that, in our reasonable judgment, would be likely to impair materially the contemplated benefits of the Consent Solicitation or the Proposed Amendments to us; or

•

there is not any event or circumstance affecting the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of us or our subsidiaries or affiliates that, in our sole judgment, would or might (i) prohibit, prevent, restrict or delay the consummation of the Consent Solicitation, (ii) make it impractical or inadvisable to proceed with the Consent Solicitation or (iii) be materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of us and our subsidiaries, taken as a whole.

The foregoing General Conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition, and, except for with respect to the first two bullet points listed above, may be waived with respect to the Consent Solicitation at any time at prior to the Expiration Time by us, in whole or in part, in our sole discretion. The failure by us at any time to exercise any of our rights to assert any General Condition will not be deemed a waiver of such right and each such right will be deemed an ongoing right that may be asserted at any time and from time to time up to the Expiration Time. Any determination made by us concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

Although we may waive any or all of the General Conditions other than the first two bullet points listed above, we may not waive the Acquisition Condition, the Financing Condition, or the conditions with respect to either the receipt of the Requisite Consents or the execution of the Supplemental Indenture.

Furthermore, subject to applicable law, we may terminate the Consent Solicitation at any time prior to the Expiration Time, in which case any Consents received will be voided. If we terminate the Consent Solicitation at any time prior to the Expiration Time, no Consent Consideration will be paid.

Early Consent Time; Expiration Time; Extensions; Amendments

The Early Consent Time will expire at 5:00 p.m., New York City time, on the date on which the Requisite Consents are received by us, unless such time is extended or the Consent Solicitation is terminated by us. The Early Consent Time is the deadline for Holders to deliver Consent in order to be eligible to receive the Consent Consideration. We will make a public announcement of the occurrence of the Early Consent Time and our receipt and acceptance of the Requisite Consents prior to 9:00 a.m., New York City time, on the next business day after the Early Consent Time. We may extend the Early Consent Time from time to time and, in the event of any such extension, we will notify the Information Agent and Tabulation Agent by oral or written notice and will make a public announcement thereof. Failure of any Registered Holder or beneficial owner of Notes to be so notified will not affect the Early Consent Time.

The Consent Solicitation will expire at 9:00 p.m., New York City time, on May 27, 2011 unless terminated or extended by us. We may extend the Consent Solicitation from time to time if any condition to the Consent Solicitation has not been met. In order to extend the Consent Solicitation, we will notify the Information Agent and Tabulation Agent of any extension by oral or written notice and will make a public announcement thereof prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Time. Failure of any Registered Holder or beneficial owner of Notes to be so notified will not affect the extension of the Consent Solicitation.

Notwithstanding anything to the contrary set forth in this Consent Solicitation Statement, we reserve the right at any time prior to the Expiration Time to (i) amend the terms of the Consent Solicitation, (ii) modify the form or amount of the Consent Consideration to be paid pursuant to the Consent Solicitation or (iii) waive any of the conditions to the Consent Solicitation that may be waived, subject to applicable law. If the Consent Solicitation is amended in any material manner, or we waive or modify any material condition to the Consent Solicitation, we will notify the Information Agent and Tabulation Agent of such amendment, waiver or modification by oral or written notice and promptly make a public announcement thereof, and we may, if determined by us to be appropriate, extend the Early Consent Time or the Expiration Time for a period of time to be set at our discretion, subject to applicable law.

Furthermore, subject to applicable law, we reserve the right for any reason to abandon or terminate the Consent Solicitation at any time prior to the Expiration Time by giving oral or written notice of such abandonment or termination to the Information Agent and Tabulation Agent and making a public announcement thereof. If the we abandon or terminate the Consent Solicitation prior to the Effective Time, any Consents received will be voided and no Consent Consideration will be paid or payable to any Holder.

Without limiting the manner in which we may choose to make a public announcement of any such extension, amendment or termination, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by complying with any applicable notice provisions of the Indenture.

How to Consent

Holders who wish to Consent to the Proposed Amendments must deliver their properly completed Consent Form, duly executed by or on behalf of such Holder, by mail, hand delivery, overnight courier or by facsimile or electronic transmission (with an original delivered subsequently) in accordance with the instructions contained therein to the Information Agent and Tabulation Agent (and not to us or the Trustee) at the address or facsimile number set forth on the inside and back cover page of this Consent Solicitation Statement, for receipt prior to the Expiration Time. However, properly completed Consents must be received by the Information Agent and Tabulation Agent (and the related Consent must not be validly revoked) prior to the Early Consent Time in order to for the Holder to be eligible to receive payment of the Consent Consideration. Holders who validly deliver (and do not validly revoke) their Consents after the Early Consent Time and prior to the Expiration Time will be deemed to have delivered their Consents but are not entitled to receive the Consent Consideration.

The method of delivery of Consent Forms and all other required documents to the Information Agent and Tabulation Agent is at the risk of the Registered Holders, and delivery will be deemed made only when actually received by the Information Agent and Tabulation Agent. In all cases, sufficient time should be allowed to assure timely delivery.

Each properly completed Consent Form that is validly delivered to and received by the Information Agent and Tabulation Agent prior to the Expiration Time (and accepted by us as such), and the related Consent is not validly revoked prior to the Expiration Time, will be given effect in accordance with the specifications thereof. No Consent Form should be sent to any person other than the Information Agent and Tabulation Agent. However, we reserve the right to accept any Consent Form received by us or the Trustee by any other reasonable means or in any form that reasonably evidences the giving of a Consent. We will have the right to determine whether any purported Consent satisfies the requirements of the Consent Solicitation and the Indenture, and any such determination shall be final and binding on the Holder who delivered such Consent or purported Consent. Do not, for any reason, deliver your Notes to us, the Trustee or the Information Agent and Tabulation Agent.

Consents will be accepted from Holders and any other person who has obtained a proxy in a form reasonably acceptable to us that authorizes such other person (or person claiming title by or through such other person) to vote any Notes on behalf of such Holder. For purposes of the Consent Solicitation, DTC has authorized the DTC Participants set forth in the position listing of DTC as of the Record Date to execute a Consent as if they were Holders of the Notes held of record in the name of DTC or its nominee. Accordingly, Consents will be accepted from DTC Participants. Any beneficial owner whose Notes are held through a broker, dealer, commercial bank, trust company or other nominee and who wishes to Consent should contact its nominee promptly for help in instructing the relevant DTC Participant to Consent on its behalf.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance and revocation of any purported Consent will be resolved by us, in our sole discretion, which resolution shall be final and binding. We reserve the right to reject any and all Consents not validly given or any Consents, our acceptance of which could, in our opinion or the opinion of our counsel, be unlawful. We also reserve the right to waive any defects or irregularities in the delivery of a Consent or modify the conditions to the Consent Solicitation (subject to any requirement to extend the Expiration Time). Unless waived, any defects or irregularities in connection with deliveries of Consents must be cured within such time as we shall determine. None of the Company, the Trustee, the Information Agent and Tabulation Agent or any other person shall be under any duty to give notification of defects, irregularities or waivers with respect to deliveries of Consents, nor shall we or any of them incur any liability for failure to give such notification.

If the Notes to which a Consent relates are held by two or more joint Holders, each such Holder must sign the Consent Form. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to us of such person’s authority to act on behalf of the Holder. If Notes are held in different names, a separate Consent Form must be executed covering each name.

If a Consent relates to fewer than all Notes held of record as of the Record Date by the Holder providing such Consent, such Holder must indicate on the Consent Form the aggregate dollar amount (in minimum amounts of $2,000 and in integral multiples of $1,000 in excess of $2,000) of such Notes to which the Consent relates. Otherwise, the Consent will be deemed to relate to all Notes held by such Holder. The Consent Consideration will be calculated and paid only in respect of such portion of the Notes to which a properly completed Consent Form has been validly delivered (and the related Consent not validly revoked) prior to the Early Consent Time.

All Consents will expire if the Requisite Consents have not been obtained before the Expiration Time and we have not, at our discretion, extended the Expiration Time.

Revocation of Consents

A Holder may revoke a Consent only if such revocation complies with the procedure for revocation of Consents described herein. Any valid revocation of a Consent may only be rescinded by the delivery of a new Consent, in accordance with the procedures described herein by the Holder who delivered such revocation (see “—How to Consent”).

With respect to Consents delivered prior to the Early Consent Time, any Holder may revoke the Consent given as to its Notes or any portion of such Notes (in minimum amounts of $2,000 and in multiples of $1,000 in principal amount in excess of $2,000) by delivering a written notice of revocation bearing a date later than the date of the original Consent Form to the Information Agent and Tabulation Agent at the address or facsimile number set forth on the inside and back cover page of this Consent Solicitation Statement and on the Consent Form, up to the Early Consent Time but not thereafter. To be effective, a notice of revocation must be in writing signed by the Holder, must contain the name of the Holder and the principal amount of Notes to which it relates, must be received by the Information Agent and Tabulation Agent before the Early Consent Time and must be signed in the same manner as the original Consent Form. Holders who deliver but validly revoke Consents prior to the Early Consent Time are not entitled to receive the Consent Consideration.

With respect to Consents delivered after the Early Consent Time and prior to the Expiration Time, any Holder may revoke the Consent given as to its Notes or any portion of such Notes (in minimum amounts of $2,000 and in multiples of $1,000 in principal amount in excess of $2,000) by delivering a written notice of revocation bearing a date later than the date of the original Consent Form to the Information Agent and Tabulation Agent at the address or facsimile number set forth on the inside and back cover page of this Consent Solicitation Statement and on the Consent Form, up to the Expiration Time. To be effective, a notice of revocation must be in writing signed by the Holder, must contain the name of the Holder and the principal amount of Notes to which it relates, must be received by the Information Agent and Tabulation Agent before the Expiration Time and must be signed in the same manner as the original Consent Form. If we receive the Requisite Consents and we enter into the Supplemental Indenture, the Proposed Amendments will be binding on all Holders, including those who validly revoked their Consents.

Any revocation must be executed by such Holder in the same manner as the Holder’s name appears on the Consent Form to which the revocation relates. If a revocation is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the revocation. Only a Holder as reflected in the register of the Trustee as of the Record Date is entitled to revoke a Consent previously given, subject in the case of Notes held of record by DTC or its nominee to the information furnished by DTC concerning DTC Participants. A beneficial owner of Notes who is not the Holder of such Notes must arrange with the Holder to execute and deliver to the Information Agent and Tabulation Agent on such beneficial owner’s behalf, or to such beneficial owner for forwarding to the Information Agent and Tabulation Agent by such beneficial owner, either (a) a revocation of any Consent already given with respect to such Notes or (b) a duly executed proxy from the Holder authorizing such beneficial owner to act on behalf of the Holder as to such Consent.

We reserve the right to contest the validity of any revocation and all questions as to validity (including the time of receipt) of any revocation will be determined by us in our sole discretion. None of the Company, the Trustee, the Information Agent and Tabulation Agent, their respective affiliates or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation nor shall any of them incur any liability for failure to give such notification.

Each properly delivered Consent Form will be counted, notwithstanding any subsequent transfer of the Notes to which such Consent relates, unless the procedure for revocation of Consents described herein has been followed.

Conditions to Paying the Consent Consideration

Notwithstanding any other provisions of the Consent Solicitation and in addition to (and not in limitation of) our right to extend or amend the Consent Solicitation at any time in our sole discretion, we will not be required to pay the Consent Consideration for any Consents delivered prior to the Early Consent Time, if, immediately prior to such time, any one of the following conditions has occurred and is continuing: (a) the Requisite Consents have not been received, (b) the Conditions to Effectiveness have not been satisfied, (d) the General Conditions have not been satisfied or waived, as applicable, or (e) the Supplemental Indenture has not been executed. See “—Conditions to the Consent Solicitation.”

Information Agent and Tabulation Agent

We have retained D.F. King & Co., Inc. to act as Information Agent and Tabulation Agent. The Information Agent and Tabulation Agent will receive a customary fee for such services and reimbursement for reasonable out-of-pocket expenses. Requests for additional copies of this Consent Solicitation Statement or the Consent Form may be directed to the Information Agent and Tabulation Agent at its address and telephone numbers set forth on the inside and back cover of this Consent Solicitation Statement. You should also deliver your Consent by properly completing and executing the Consent Form accompanying this Consent Solicitation Statement and delivering such Consent Form to the Information Agent and Tabulation Agent as soon as possible and, to be eligible to receive the Consent Consideration, prior to the Early Consent Time, at the address or facsimile number listed on the inside and back cover of this Consent Solicitation Statement, by mail, hand delivery, overnight courier, or by facsimile or electronic transmission (confirmed by physical delivery).

We have agreed to indemnify the Information Agent and Tabulation Agent against certain liabilities and expenses, including liabilities under the securities laws in connection with the Consent Solicitation. We have not authorized any person (including the Information Agent and Tabulation Agent) to give any information or make any representations in connection with the Consent Solicitation other than as set forth herein and, if given or made, such information or representations must not be relied upon as having been authorized by us, the Information Agent and Tabulation Agent, the Trustee or any other person.

None of the Company, the Information Agent and Tabulation Agent, the Trustee, their respective affiliates or any other person make any recommendation, representation, or warranty in connection with the Consent Solicitation nor any solicitation of the Consents except as set forth herein and no recommendation, representations or warranties made by the Information Agent and Tabulation Agent shall be binding upon the Company.

The Information Agent and Tabulation Agent does not assume any responsibility for the accuracy or completeness of the information concerning us, our affiliates or the Notes contained in any Consent Solicitation Materials or for any failure by us to disclose events that may have occurred and may affect the significance or accuracy of that information.

Fees and Expenses

We will bear the costs of the Consent Solicitation, including the fees and reasonable out-of-pocket expenses of the Information Agent and Tabulation Agent. We will also reimburse banks, trust companies, securities dealers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding the Consent Solicitation Materials to beneficial owners of the Notes.

We will pay all other fees and expenses attributable to the Consent Solicitation, other than expenses incurred by Holders or beneficial owners of Notes.

Additional Information

Any questions concerning the terms and conditions of the Consent Solicitation should be directed to the Company, Attention: James Hagemeier at 281-598-8622. Requests for assistance in completing and delivering the Consent Form or for additional copies of the Consent Solicitation Materials should be directed to the Information Agent and Tabulation Agent at the address or telephone numbers set forth on the inside and back cover of this Consent Solicitation Statement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

Circular 230 Disclosure. To ensure compliance with U.S. Treasury Department Circular 230, we inform you that any discussion of tax matters in this Consent Solicitation Statement was not intended or written to be used, and cannot be used, by any person for the purpose of avoiding tax-related penalties under the Internal Revenue Code of 1986, as amended (the “Code”). Any such statement was written in connection with the promotion or marketing of the transactions or matters addressed herein. You are urged to seek advice from an independent tax advisor based on your particular circumstances.

The following is a general discussion of certain U.S. federal income tax considerations relating to the approval of the Proposed Amendments and the receipt of the Consent Consideration that may be relevant to a beneficial owner of Notes. The discussion applies only to persons who hold their Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). The discussion is based on the Code, Treasury regulations, judicial decisions, and administrative rulings and pronouncements, all as currently in effect, and all of which are subject to change, possibly with retroactive effect, or to different interpretations. We will not seek a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the approval of the Proposed Amendments or the receipt of the Consent Consideration. Consequently, we cannot provide any assurance that the IRS will agree with the conclusions stated below, or that a court will not sustain any challenge by the IRS.

This discussion does not include any description of the tax laws of any state, local or non-U.S. taxing jurisdiction that may be applicable to a particular holder, and does not consider any aspects of U.S. federal law other than income taxation. In addition, this discussion does not describe all the tax consequences that may be relevant to holders subject to special treatment under the U.S. federal income tax laws, such as:

•	banks or other financial institutions;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	partnerships or other pass-through entities, and investors in such entities;

•	investors liable for the alternative minimum tax;

•	individual retirement accounts and other tax-deferred accounts;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	investors that hold Notes as part of a straddle, hedge, constructive sale, conversion transaction, or other integrated transaction for U.S. federal tax purposes;

•	traders in securities that have elected the mark-to-market method of accounting for their securities; and

•	investors with a functional currency other than the U.S. dollar.

If an entity that is treated as a partnership for U.S. federal income tax purposes holds Notes, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partners in partnerships that hold Notes should consult their tax advisors regarding the tax consequences to them of the approval of the Proposed Amendments and the receipt of the Consent Consideration.

For purposes of this discussion, a U.S. Holder is a beneficial owner of Notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) if a court within the United States can exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

A “Non-U.S. Holder” is a beneficial owner of Notes that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.

This discussion is for general information only, and is not a substitute for careful tax planning. Any discussion of U.S. federal income tax issues in this Consent Solicitation Statement is not intended to be, and should not be construed as, legal or tax advice to any particular holder of Notes. Holders are urged to consult their own independent tax advisors regarding the tax consequences to them of the approval of the Proposed Amendments and the receipt of a Consent Consideration in light of their own circumstances, including the tax consequences under state, local, foreign and other tax laws.

U.S. Holders

Consenting U.S. Holders

Debt Modification Rules

If the Proposed Amendments are approved, the tax treatment of a U.S. Holder will depend on whether the modification to the Notes resulting from the Proposed Amendments and payment of the Consent Consideration results in a deemed exchange of the Notes for U.S. federal income tax purposes. In general, the modification of a debt instrument will be treated as a deemed exchange of the instrument for a new debt instrument if the modification is “significant.” The general rule for determining whether a modification is significant is whether, based on all the facts and circumstances, the legal rights or obligations that are altered, and the degree to which they are altered, are “economically significant.” In making that determination, all modifications to the debt instrument, except certain modifications for which a specific rule is provided in the Treasury regulations, are considered collectively.

A specific rule under the Treasury regulations provides that a modification that adds, deletes, or alters customary accounting or financial covenants of a debt instrument is not a “significant modification.” The Treasury regulations do not, however, define “customary accounting or financial covenants.”

Another specific rule in the Treasury regulations provides that a change in the yield of a debt instrument is not a “significant modification” if the yield of the modified instrument does not vary from the yield of the unmodified instrument, determined as of the date of the modification, by more than the greater of 25 basis points or 5% of the annual yield of the unmodified instrument. In calculating the yield of the modified debt instrument, payments made by the issuer as consideration for the modification, such as the Consent Consideration, are taken into account.

The increase in the yield of the Notes attributable to the $30.00 Consent Consideration will be considered a “significant modification” of the Notes and thus, a Holder will be deemed to exchange its “old” Notes for modified “new” Notes. That deemed exchange will be a taxable event for U.S. federal income tax purposes pursuant to which a Holder generally will recognize capital gain or, subject to the wash sale rules, loss in an amount equal to the difference between the “issue price” (as described below) of the “new” Note deemed to be received by such U.S. Holder in the exchange and the adjusted tax basis of the “old” Notes deemed to have been surrendered in the exchange; provided that any such gain attributable to accrued but unrecognized market discount, and any portion of the “new” Notes attributable to accrued but unpaid interest, would be subject to tax as ordinary income. The U.S. Holder’s holding period in the “new” Notes would begin the day after the deemed exchange and such U.S. Holder’s basis in the “new” Notes would equal the issue price thereof.

The issue price of the “new” Notes would depend on whether the “old” Notes or the “new” Notes were “publicly traded” within the meaning of applicable Treasury regulations. If either the “old” Notes or the “new” Notes were publicly traded, the issue price of the “new” Notes would equal the fair market value of the “new” Notes (if the “new” Notes were publicly traded) or the “old” Notes (if the “new” Notes were not publicly traded), in each case on the date of the deemed exchange. If neither the “old” Notes nor the “new” Notes were publicly traded, the issue price of the “new” Notes would equal their stated principal amount. We believe that the “old” Notes may be deemed to be “publicly traded” for these purposes in part due to the fact that sales activity of the “old” Notes have been consistently reported on Financial Industry Regulatory Authority, Inc. Trade Reporting and Compliance Engine (“TRACE”) and thus there is a possibility that the sales price of the “old” Notes will be reported on TRACE, and that the sales price of the “new” Notes also will be reported on TRACE, within the 60-day period set forth in the current regulations. Accordingly, subject to the discussion below under “Effect of the Amendment to the Excess Cash Flow Offer,” we believe that the issue price of the “new” Notes will be equal to their fair market value on the date of the deemed exchange.

Effect of the Amendment to the Excess Cash Flow Offer

The Proposed Amendment to the “Excess Cash Flow Offer” provides that if a defined cash flow threshold is exceeded (determined at the end of each second and fourth fiscal quarter, commencing at the end of the fourth quarter of 2011), the Company must offer to purchase Notes at a price of 103% of the principal amount of the Notes to be redeemed with the excess cash flow (the “ECF Premium”). The possibility that such an ECF Premium may be paid could implicate the provisions of the Treasury regulations dealing with “contingent payment debt instruments” (the “CPDI regulations”) unless the likelihood that the ECF Premium will be paid is remote (determined as of the date of the deemed issuance of the “new” Notes) or the amount of the ECF Premium is incidental.

The Company believes that the likelihood that an ECF Premium will be paid in connection with any testing period is remote. The Company’s determination that this contingency is remote is binding on a Holder unless the Holder discloses its contrary position to the IRS on its timely filed U.S. federal income tax return as prescribed by applicable Treasury regulations. The Company’s determination that the contingency is remote is not binding on the IRS, however. If the IRS successfully asserted that the addition of the premium requirement to the Excess Cash Flow Offer caused the “new” Notes to be characterized as “contingent payment debt instruments,” such a characterization could cause the Holders to accrue interest at a higher rate than the stated interest rate based on a “projected payment schedule” that would take into account projected payments of the ECF Premium, and to treat any gain recognized on a sale, exchange or other taxable disposition as ordinary interest income. In addition, if the “new” Notes were treated as contingent payment debt instruments, the issue price of the “new” Notes for purposes of determining gain or loss on the deemed exchange, would be determined by reference to the non-contingent payments and would be increased by the fair market value of the contingent payments payable on the Notes.

We strongly encourage you to consult your independent tax advisors regarding the effects of the deemed exchange, including the possibility that the “new” Notes could be treated as contingent payment debt instruments.

Consent Consideration

The U.S. federal income tax treatment of the Consent Consideration is uncertain. The Consent Consideration may constitute a fee for consenting to the Proposed Amendments, or, alternatively, could be treated as additional interest. In either case, a U.S. Holder would recognize ordinary income in an amount equal to the Consent Consideration at the time it accrues or is received, in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes. It is possible, however, that the Consent Consideration could be treated as additional consideration in the deemed exchange. Under that characterization, a U.S. Holder could realize additional gain or a reduced loss upon a sale or disposition of the Notes.

We intend to treat the Consent Consideration as a fee for consenting to the Proposed Amendments. It is possible that the IRS would not agree with that treatment and would assert that one of the alternative characterizations above is applicable. Because of such uncertainty, we recommend that you consult your own tax advisors regarding the proper U.S. federal income tax treatment of the receipt of the Consent Consideration.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with the payment of the Consent Consideration. Consent Consideration received by a U.S. Holder will be subject to backup withholding at a rate of 28% if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and make certain certifications on IRS Form W-9 or otherwise establish an exemption from backup withholding. The amount of any backup withholding tax deducted from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Non-Consenting U.S. Holders

Although not free from doubt, the Company intends to take the position that the Proposed Amendments will not result in a deemed exchange for non-consenting U.S. Holders that do not receive the Consent Consideration. This position assumes that the Proposed Amendments generally affect only financial or accounting covenants and that the Proposed Amendment that adds the premium requirement to the Excess Cash Flow Offer does not cause the Notes to be treated as contingent payment debt instruments. If the Proposed Amendment to the Excess Cash Flow Offer did cause the Notes to be so treated, we believe that such a change would be a significant modification to the terms of the Notes. In such case, non-consenting U.S. Holders would be deemed to have exchanged their “old” Notes for “new” Notes in a taxable transaction in which gain or loss would be recognized, as described above under “Consenting U.S. Holders – Debt Modification Rules.” In addition, non-consenting U.S. Holders could be required to accrue interest at a rate higher than the stated interest rate, to treat any gain recognized on a sale, exchange or other taxable disposition as ordinary interest income and to calculate such gain based on an issue price for the “new” notes that includes the fair market value of the contingent payable on the Notes (see “Consenting U.S. Holders – Effect of the Amendment to the Excess Cash Flow Offer”).

Non-consenting U.S. Holders should consult their own tax advisors regarding the tax consequences to them if the Proposed Amendments cause a deemed exchange of their Notes, including the effects to them if the “new” Notes deemed received are treated as contingent payment debt instruments.

Non-U.S. Holders

Consenting Non-U.S. Holders

Debt Modification Rules

As discussed above under “U.S. Holders—Consenting U.S. Holders—Debt Modification Rules,” the adoption of the Proposed Amendments and Consent Consideration will result in a deemed exchange of the Notes. However, any gain realized by a Non-U.S. Holder on the sale of a Note generally will not be subject to U.S. federal income tax, unless:

•

such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), in which case the Non-U.S. Holder generally would be subject to tax at rates applicable to U.S. persons (and, with respect to corporate Holders, may also be subject to a 30% branch profits tax, unless an applicable income tax treaty provides for a lower rate); or

•

the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied, in which case the Non-U.S. Holder would be subject to a flat 30% rate (or lower applicable treaty rate) of U.S. federal income tax on the gain, which may be offset by U.S. source capital losses.

Consent Consideration

As discussed above under “U.S. Holders—Consenting U.S. Holders—Debt Modification Rules,” the U.S. federal income tax treatment of the Consent Consideration is unclear. However, the Company intends to take the position that the Consent Consideration constitutes a fee for consenting to the Proposed Amendments. U.S. federal income tax at a rate of 30% will be withheld from the Consent Consideration paid to a Non-U.S. Holder unless, prior to payment, the holder provides the withholding agent with a property executed (i) IRS Form W-8BEN claiming an exemption from or reduction in withholding under the “Business Profits” or “Other Income” article of an applicable tax treaty or (ii) IRS Form W-8ECI stating that the Consent Consideration is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States.

We will not indemnify Non-U.S. Holders for any such tax withheld from the Consent Consideration. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely furnished to the IRS. Non-U.S. Holders are urged to consult with their independent tax advisors regarding the application of U.S. federal income tax withholding to the Consent Consideration, including their eligibility for a reduced rate of withholding and the possibility of claiming a refund of U.S. withholding tax.

Information Reporting and Backup Withholding

Although the applicability of backup withholding and the information reporting requirements to the Consent Consideration is unclear, we intend to take the position that the Consent Consideration paid to a Non-U.S. Holder will be subject to backup withholding at a rate of 28% unless the Non-U.S. Holder has made appropriate certifications concerning its foreign status on IRS Form W-8BEN, Form W-8ECI or other applicable Form W-8, or otherwise establishes an exemption. We will report to a Non-U.S. Holder and the IRS the amount of any Consent Consideration paid to such holder and the amount of any tax withheld.

Non-Consenting Non-U.S. Holders

As described above, although not free from doubt, the Company intends to take the position that the Proposed Amendments generally affect only financial or accounting covenants and will not result in a deemed exchange for non-consenting Holders that do not receive the Consent Consideration. If the Proposed Amendment that adds the premium requirement to the Excess Cash Flow Offer causes the Notes to be treated as contingent payment debt instruments, we believe that non-consenting Non-U.S. Holders would be deemed to have exchanged their “old” Notes for “new” Notes in a taxable transaction. However, any gain realized by a Non-U.S. Holder as a result of a deemed exchange would be subject to U.S. tax only in the circumstances described above in “Consenting Non-U.S. Holders–Debt Modification Rules.” Non-consenting Non-U.S. Holders should consult their own tax advisors regarding the tax consequences to them if the Proposed Amendments cause a deemed exchange of their Notes and the possibility that the “new” Notes could be treated as contingent payment debt instruments.

WHERE YOU CAN FIND MORE INFORMATION

We are not subject to the reporting requirements and other information requirements of the Exchange Act. Under the terms of the Indenture, while any Notes remain outstanding, we are required to make available the information required pursuant to Rule 144(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of the Notes. Such information will be made available without charge to you by making a written request to us at the following address: Black Elk Offshore Operations, LLC, 11451 Katy Freeway, Suite 500, Houston, Texas 77079. The Indenture also requires us to make available within the time periods specified in the SEC’s rules and regulations (1) all quarterly and annual reports that would be required to be filed with the Securities and Exchange Commission on Forms 10-Q and 10-K if we were required to file such reports; and (2) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports. Such information will be made available without charge to you on our website: www.blackelkenergy.com. The information on our website is not part of the Consent Soliciation Materials.

Statements made in this Consent Solicitation Statement or the other Consent Solicitation Materials concerning the provisions of any contract, agreement, indenture or other document referred to herein are not necessarily complete.

MISCELLANEOUS

The Consent Solicitation is not being made to, and the Consent will not be accepted from or on behalf of, Holders in any jurisdiction in which the making of the Consent Solicitation or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, we may in our discretion take such action as we may deem necessary to make the Consent Solicitation in any such jurisdiction and to extend the Consent Solicitation to Holders in such jurisdiction, in compliance with the laws of such jurisdiction.

EXHIBIT A

PROVISIONS CURRENTLY IN EFFECT

The following provisions of the Indenture, dated as of November 23, 2010, among Black Elk Energy Offshore Operations, LLC, Black Elk Energy Finance Corp., the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, are currently in effect (capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture):

Section 1.01 Definitions

“Excess Cash Flow Offer Amount” means, with respect to any period (A) 50% of Excess Cash Flow for such period minus (B) $5.0 million.

Section 4.06. Excess Cash Flow Offer.

(a) Within 90 days after the end of each full fiscal year following the Issue Date for which the Excess Cash Flow Offer Amount exceeds $5.0 million, to the extent permitted by its Credit Facilities the Company will offer to purchase Notes (the “Excess Cash Flow Offer”) at an offer price equal to 100% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (the “Excess Cash Flow Offer Payment”), and such offer price will be payable in cash with 50% of the Company’s Excess Cash Flow from the prior fiscal year. If the aggregate principal amount of Notes tendered into such Excess Cash Flow Offer exceeds the Excess Cash Flow Offer Amount, the Trustee will select the Notes to be purchased on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate.

(b) Within 90 days following the end of each such full fiscal year, the Company will mail a notice to each holder and the Trustee offering to repurchase Notes as of the date specified in the notice (the “Excess Cash Flow Offer Purchase Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. Such notice shall state:

Section 4.07 Restricted Payments.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or payable to the Company or a Restricted Subsidiary of the Company);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of either Issuer or any Guarantor that is subordinated to the Notes or the Guarantees, except a payment of interest or principal at or within one year of the Stated Maturity thereof; or

(4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in Section 4.09(a) hereof, and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date hereof (excluding Restricted Payments permitted by clauses (2) through (9) of the next succeeding paragraph), is less than the sum, without duplication, of (the “Restricted Payments Basket”):

(a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first full fiscal quarter of the Company commencing immediately before the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b) 100% of the aggregate net cash proceeds received by the Company (including the fair market value of any Additional Assets (measured as of the date of the definitive agreement with respect to such Additional Assets) to the extent acquired in consideration of Equity Interests of the Company (other than Disqualified Stock)) since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

(c) [reserved],

(d) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

(e) to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of (i) the fair market value of the Company’s Investment in such Subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

(b) So long as no Default or Event of Default has occurred and is continuing or would be caused thereby (except in the case of Restricted Payments pursuant to clause (8) below), the preceding provisions will not prohibit:

(1) the payment of any dividend or other distribution within 60 days after the date of declaration of the dividend or other distribution, if at the date of declaration such dividend or other distribution payment would have complied with the provisions hereof;

(2) the purchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of either Issuer or any Guarantor that is subordinated to the Notes or the Guarantees or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than

Disqualified Stock); provided, that the amount of any such net cash proceeds that are utilized for any such purchase, redemption, defeasance, or other acquisition or retirement for value will be excluded from clause (3)(b) of the preceding paragraph;

(3) the purchase, redemption, defeasance or other acquisition or retirement for value of subordinated Indebtedness of either Issuer or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(4) [reserved];

(5) [reserved];

(6) so long as no Default has occurred and is continuing, upon the occurrence of a Change of Control or an Asset Sale and within 60 days after the completion of the offer to repurchase the Notes under Section 4.10 or 4.15 hereof (including the purchase of all Notes tendered), any purchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of either Issuer or any Guarantor that is subordinated to the Notes or the Guarantees and that is required under the terms thereof as a result of such Change of Control or Asset Sale at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any, provided that, in the notice to Holders relating to a Change of Control or Asset Sale hereunder, the Company shall describe this clause (6);

(7) [reserved];

(8) so long as the Company is treated for U.S. federal tax purposes as a disregarded entity or partnership, Permitted Tax Distributions; and

(9) other Restricted Payments in an aggregate amount since the Issue Date not to exceed $2.0 million.

(c) The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.07 will be determined by the Board of Directors, whose determination shall be evidenced by a Board Resolution. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $15.0 million. Not later than the date of making any Restricted Payment that would have the effect of reducing the Restricted Payments Basket under the first paragraph of this Section 4.07, the Company will deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required herein. For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1)-(9), the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this Section 4.07.

Section 4.21 Maximum Capital Expenditures.

The Company and its Restricted Subsidiaries will not allow their aggregate capital expenditures to exceed (i) $30 million for the fiscal year ending December 31, 2011 and (ii) 25% of Consolidated EBITDAX for any fiscal year thereafter; provided that, the difference between the Company’s and its Restricted Subsidiaries’ permitted capital expenditures for any fiscal year and their actual capital expenditures for such fiscal year, if positive, shall be available for use for capital expenditures in the subsequent fiscal year without regard to the preceding restriction. The Company shall certify its compliance with this Section 4.21 in the Officers’ Certificate delivered to the Trustee in accordance with Section 4.04(a) hereof following the completion of each fiscal year.

EXHIBIT B

PROVISIONS THAT WOULD BECOME EFFECTIVE IF THE PROPOSED AMENDMENTS ARE

APPROVED AND THE SUPPLEMENTAL INDENTURE IS IMPLEMENTED

The following redlined provisions of the Supplemental Indenture to the Indenture, dated as of November 23, 2010, by and among Black Elk Energy Offshore Operations, LLC, Black Elk Energy Finance Corp., the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, will become effective if the Proposed Amendments are approved, the Conditions to Effectiveness are satisfied, the Supplemental Indenture is executed and certain other conditions are satisfied or waived, as applicable (capitalized terms used herein without definition have the meanings assigned to them in the Indenture):

The definition of “Excess Cash Flow Offer Amount” appearing in Section 1.01 “Definitions” shall be amended to read as follows:

Excess Cash Flow Offer Amount” means, with respect to any period (A) 50% of Excess Cash Flow for such period minus (B) $2.5 million

Clauses (a) and (b) of Section 4.06 “Excess Cash Flow Offer” shall be amended to read as follows:

Section 4.06. Excess Cash Flow Offer.

(a) Within 90 days after the end of each second and fourth fiscal quarter of the Company, commencing at the end of the fourth quarter of 2011, for which the Excess Cash Flow for such prior six month period exceeds $2.5 million, to the extent permitted by its Credit Facilities the Company will offer to purchase Notes for cash in an aggregate amount equal to the Excess Cash Flow Offer Amount (the “Excess Cash Flow Offer”) at an offer price equal to 103% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (the “Excess Cash Flow Offer Payment”). If the aggregate principal amount of Notes tendered into such Excess Cash Flow Offer exceeds the Excess Cash Flow Offer Amount, the Trustee will select the Notes to be purchased on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate.

(b) Within 90 days following the end of each fiscal quarter referred to in Section 4.06(a) with respect to which an Excess Cash Offer is to be made, the Company will mail a notice to each holder and the Trustee offering to repurchase Notes as of the date specified in the notice (the “Excess Cash Flow Offer Purchase Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. Such notice shall state:

Clause (b) of Section 4.07(a)(3) “Excess Cash Flow Offer” shall be amended to read as follows:

Section 4.07 Restricted Payments.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or payable to the Company or a Restricted Subsidiary of the Company);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of either Issuer or any Guarantor that is subordinated to the Notes or the Guarantees, except a payment of interest or principal at or within one year of the Stated Maturity thereof; or

(4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in Section 4.09(a) hereof, and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date hereof (excluding Restricted Payments permitted by clauses (2) through (9) of the next succeeding paragraph), is less than the sum, without duplication, of (the “Restricted Payments Basket”):

(a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first full fiscal quarter of the Company commencing immediately before the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b) 100% of the aggregate net cash proceeds received by the Company (including the fair market value of any Additional Assets (measured as of the date of the definitive agreement with respect to such Additional Assets) to the extent acquired in consideration of Equity Interests of the Company (other than Disqualified Stock and Sponsor Preferred Stock)) since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock and Sponsor Preferred Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

(c) [reserved],

(d) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

(e) to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of (i) the fair market value of the Company’s Investment in such Subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

(b) So long as no Default or Event of Default has occurred and is continuing or would be caused thereby (except in the case of Restricted Payments pursuant to clause (8) below), the preceding provisions will not prohibit:

(1) the payment of any dividend or other distribution within 60 days after the date of declaration of the dividend or other distribution, if at the date of declaration such dividend or other distribution payment would have complied with the provisions hereof;

(2) the purchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of either Issuer or any Guarantor that is subordinated to the Notes or the Guarantees or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided, that the amount of any such net cash proceeds that are utilized for any such purchase, redemption, defeasance, or other acquisition or retirement for value will be excluded from clause (3)(b) of the preceding paragraph;

(3) the purchase, redemption, defeasance or other acquisition or retirement for value of subordinated Indebtedness of either Issuer or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(4) [reserved];

(5) [reserved];

(6) so long as no Default has occurred and is continuing, upon the occurrence of a Change of Control or an Asset Sale and within 60 days after the completion of the offer to repurchase the Notes under Section 4.10 or 4.15 hereof (including the purchase of all Notes tendered), any purchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of either Issuer or any Guarantor that is subordinated to the Notes or the Guarantees and that is required under the terms thereof as a result of such Change of Control or Asset Sale at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any, provided that, in the notice to Holders relating to a Change of Control or Asset Sale hereunder, the Company shall describe this clause (6);

(7) [reserved];

(8) so long as the Company is treated for U.S. federal tax purposes as a disregarded entity or partnership, Permitted Tax Distributions; and

(9) other Restricted Payments in an aggregate amount since the Issue Date not to exceed $2.0 million.

(c) The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.07 will be determined by the Board of Directors, whose determination shall be evidenced by a Board Resolution. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $15.0 million. Not later than the date of making any Restricted Payment that would have the effect of reducing the Restricted Payments Basket under the first paragraph of this Section 4.07, the Company will deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required herein. For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1)-(9), the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this Section 4.07.

Section 4.21 “Maximum Capital Expenditures” shall be amended to read as follows:

Section 4.21. Maximum Capital Expenditures.

The Company and its Restricted Subsidiaries will not allow their aggregate capital expenditures to exceed (i) $60.0 million for the fiscal year ending December 31, 2011 and (ii) 30% of Consolidated EBITDAX for any fiscal year thereafter; provided that, all capital expenditures in an aggregate amount not to exceed $210 million (including $40 million in cash and the assumption of $170 million of asset retirement obligations) relating, directly or indirectly, to the Project Moose Acquisition shall not be deemed a capital expenditure and will not be included for purposes of determining compliance with this Section 4.21; and provided further that, the difference between the Company’s and its Restricted Subsidiaries’ permitted capital expenditures for any fiscal year and their actual capital expenditures for such fiscal year, if positive, shall be available for use for capital expenditures in the subsequent fiscal year without regard to the preceding restriction. The Company shall certify its compliance with this Section 4.21 in the Officers’ Certificate delivered to the Trustee in accordance with Section 4.04(a) hereof following the completion of each fiscal year.

Additionally, the following definitions shall be added to Section 1.1 “Definitions”:

“Project Moose Acquisition” means that certain acquisition of interests in various oil and gas properties in the U.S. Gulf of Mexico pursuant to that certain definitive agreement dated as of March 17, 2011, by and among the Company and the sellers party thereto, for an aggregate purchase price of approximately $40 million in cash plus the assumption of $170 million of asset retirement obligations, subject to customary adjustments for a transaction of that type.

“Sponsor Preferred Stock” means those shares of preferred stock with an aggregate liquidation preference of $30 million, issued by the Company to PPVA, and including any additional shares of preferred stock issued by way of a dividend; such shares shall accrue dividends payable in kind at a rate per annum of 24%.

Additionally, the following covenant shall be added as a new Section 4.23 of the Indenture:

Section 4.23. Retirement of Sponsor Preferred Stock.

Within 180 days after the end of each second and fourth fiscal quarter of the Company, commencing with the fourth quarter of 2011 and continuing through the fourth quarter of 2013, after compliance with its obligations under Section 4.06 of this Indenture to purchase any Notes from the Excess Cash Flow Offer Amount generated during the preceding six month period and provided that Section 4.06 would require an offer to be made for such period and the Company has made such offer, the Company may, to the extent permitted by its Credit Facilities, purchase or otherwise retire any Sponsor Preferred Stock in an aggregate amount up to such Excess Cash Flow Offer Amount, provided that no more than $5.0 million may be expended for such purpose in either of the years ending December 31, 2012 and 2013. Within 180 days after the end of each second and fourth fiscal quarter of the Company, commencing with the fourth quarter of 2013, after compliance with its obligations under Section 4.06 of this Indenture to purchase any Notes from the Excess Cash Flow Offer Amount generated during the preceding six month period and provided that Section 4.06 would require an offer to be made for such period and the Company has made such offer, the Company may, to the extent permitted by its Credit Facilities, repurchase or otherwise retire any Sponsor Preferred Stock in an aggregate amount up to such Excess Cash Flow Offer Amount. Notwithstanding the foregoing but subject to the terms of the Credit Facilities, the Company may at any time following an initial public offering of the Capital Stock of the Company (or any parent holding company) that does not result in a Change of Control, repurchase or otherwise retire any Sponsor Preferred Stock in cash with the net proceeds received by the Company from such initial public offering, provided that no more than the total amount of net proceeds received by the Company from such initial public offering may be expended for such purpose. Except as provided in this Section, neither the Company nor any of its Subsidiaries shall make any payments on the Sponsor Preferred Stock.

ANNEX 1

For Use By DTC Participants Only

CONSENT FORM

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

BLACK ELK ENERGY FINANCE CORP.

For Consent to the Proposed Amendments to the Indenture

Governing Their 13.75% Senior Secured Notes due 2015

(CUSIP Nos. 09203YAA9, U0918CAA9, 09203YAB7)

As described in the Consent Solicitation Statement dated May 23, 2011

To: D.F. King & Co., Inc., as Information Agent and Tabulation Agent

Banks and Brokers call: (212) 269-5550

All Others Call Toll Free: (800) 758-5880

By Mail, Overnight Courier or Hand:	Facsimile (For Eligible Institutions only):	By Email:
48 Wall Street, 22nd Floor	(212) 809-8838	cosan@dfking.com
New York, New York 10005	Attention: Elton Bagley
Attention: Elton Bagley	Confirmation: (212) 493-6996

THE CONSENT SOLICITATION WILL EXPIRE AT 9:00 P.M., NEW YORK CITY TIME, ON MAY 27, 2011 UNLESS TERMINATED OR EXTENDED BY US. TO BE ELIGIBLE TO RECEIVE THE CONSENT CONSIDERATION, CONSENTS ARE TO BE DELIVERED TO THE INFORMATION AGENT AND TABULATION AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE DATE ON WHICH WE RECEIVE THE REQUISITE CONSENTS, BUT NOT THEREAFTER.

The Consent Solicitation is being made by Black Elk Energy Offshore Operations, LLC and Black Elk Energy Finance Corp. (the “Company”) upon the terms and subject to the conditions set forth in this Consent Form, the Consent Solicitation Statement dated May 23, 2011 accompanying this Consent Form, and, except as expressly set forth herein and therein, the Indenture. Capitalized terms used in this Consent Form have the meanings set forth in the Consent Solicitation Statement, unless otherwise defined herein. We reserve the right to amend the terms and conditions of the Consent Solicitation at any time prior to the Expiration Time for any reason, including, but not limited to, extending or terminating the Consent Solicitation. All Consents will expire if the Requisite Consents have not been obtained before the Expiration Time and we have not, at our discretion, extended the Expiration Time.

Holders who wish to Consent to the Proposed Amendment must deliver their properly completed Consent Forms, duly executed by or on behalf of such Holder, to the Information Agent and Tabulation Agent as soon as possible and, to be eligible to receive the Consent Consideration, prior to the Early Consent Time, at the address or facsimile number set forth above, by mail, hand delivery, overnight courier, or by facsimile or electronic transmission (confirmed by physical delivery). Do not for any reason deliver your Notes to us, the Trustee or the Information Agent and Tabulation Agent and do not deliver this Consent Form to any person other than the Information Agent and Tabulation Agent.

Properly completed Consent Forms must be received by the Information Agent and Tabulation Agent (and the related Consents not validly revoked) prior to the Early Consent Time in order to for the Holder to be eligible to

ANNEX 1 - 1

receive payment of the Consent Consideration. Holders who validly deliver (and do not validly revoke) their Consents after the Early Consent Time and prior to the Expiration Time will be deemed to have delivered their Consents but are not entitled to receive the Consent Consideration. The method of delivery of this Consent Form and all other required documents to the Information Agent and Tabulation Agent is at the risk of the Holder, and the delivery will be deemed made only when actually received by the Information Agent and Tabulation Agent. In all cases, sufficient time should be allowed to assure timely delivery. No Consent Form should be sent to any person other than the Information Agent and Tabulation Agent.

The Company reserves the right to accept any Consent received by it or the Trustee by any other reasonable means or in any form that reasonably evidences the giving of a Consent. The Company will have the right to determine whether any purported Consent satisfies the requirements of the Consent Solicitation and the Indenture, and any such determination shall be final and binding on the Holder who delivered such Consent or purported Consent.

Consents will be accepted from Holders and any other person who has obtained a proxy in a form reasonably acceptable to us that authorizes such other person (or person claiming title by or through such other person) to vote any Notes on behalf of such Holder. For purposes of the Consent Solicitation, DTC has authorized the DTC Participants set forth in the position listing of DTC as of the Record Date to execute a Consent as if they were Holders of the Notes held of record in the name of DTC or its nominee. Accordingly, Consents will be accepted from DTC Participants. Any beneficial owner whose Notes are held through a broker, dealer, commercial bank, trust company or other nominee and who wishes to consent should contact its nominee promptly for help in instructing the relevant DTC Participant to Consent on its behalf.

If the Notes to which a Consent relates are held by two or more joint Holders, each such Holder must sign the Consent Form. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to us of such person’s authority to act on behalf of the Holder. If Notes are held in different names, a separate Consent Form must be executed covering each name.

If a Consent relates to fewer than all Notes held of record as of the Record Date by the Holder providing such Consent, such Holder must indicate on the Consent Form the aggregate dollar amount (in minimum amounts of $2,000 and in integral multiples of $1,000 in excess of $2,000) of such Notes to which the Consent relates. Otherwise, the Consent will be deemed to relate to all Notes held by such Holder. The Consent Consideration will be calculated and paid only in respect of such portion of the Notes to which a properly completed Consent Form has been validly delivered (and the related Consents not validly revoked) prior to the Early Consent Time.

Please note that certain U.S. tax forms will need to be provided to the Company or its agent in connection with the receipt of Consent Consideration in order to avoid certain tax withholdings. U.S. Holders will be required to complete IRS Form W-9, which is attached hereto. Non-U.S. Holders will be required to complete IRS Form W-8BEN, IRS Form W-8ECI or another applicable IRS Form W-8. These forms can be obtained from the IRS by visiting www.irs.gov. See the discussion in the Consent Solicitation Statement under the heading “Certain U.S. Federal Income Tax Considerations” for additional details.

ANNEX 1 - 2

CONSENT

Ladies and Gentlemen:

The undersigned acknowledges receipt of the Consent Solicitation Statement and agrees that the terms and conditions of the Consent Solicitation Statement shall be incorporated in, and form a part of, this Consent Form, which shall be read and construed accordingly.

The undersigned further understands, acknowledges and agrees that the effectiveness of the Proposed Amendment is subject to the conditions set forth in the Consent Solicitation Statement, including (i) the effectiveness of the Credit Facility Amendment (as defined in the Consent Solicitation Statement), which, in pertinent part, increases the Company’s borrowing base under the Revolving Credit Facility and the fees payable by the Company to the lenders in connection with such increased borrowing base and in connection with the syndication of the Revolving Credit Facility, and permits the Company’s payment of the Consent Consideration, and (ii) the consent of Capital One, in its capacity as First Lien Collateral Agent for the First Lien Secured Parties, to the Company’s payment of the Consent Consideration.

The undersigned hereby represents and warrants that (i) the undersigned is a Holder of the Notes indicated in the Signature Annex hereto and has full power and authority to take the action indicated below in respect of such Notes, (ii) in evaluating the Consent Solicitation, the undersigned has made its own independent appraisal of the Consent Solicitation, including the terms and conditions thereof, and is not relying on any statement, representation or warranty, express or implied, made by the Trustee or the Information Agent and Tabulation Agent not contained in the Consent Solicitation Statement or this Consent Form, and (iii) the undersigned is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. The representations of the undersigned shall be deemed to be repeated and reconfirmed on and as of the Early Consent Time, the Effective Time, the date of payment of the Consent Consideration and the Expiration Time. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to properly deliver the undersigned’s Consent.

In addition, the undersigned acknowledges that (i) the instructions that are in the Consent Solicitation Statement include instructions as to completing this Consent Form, (ii) the undersigned must comply with the provisions of this Consent Form and complete the information required herein, to validly consent to the Proposed Amendment set forth in the Consent Solicitation Statement, (iii) a Consent delivered pursuant to any one of the procedures described under the heading “The Solicitation—How to Consent” in the Consent Solicitation Statement will constitute a binding agreement between the undersigned and the Company subject to the terms and conditions of the Consent Solicitation Statement and (iv) the undersigned may revoke a Consent it grants hereby only in accordance with the procedures set forth in the Consent Solicitation Statement.

The undersigned hereby consents to the Proposed Amendment with respect to the aggregate principal amount of Notes specified in the Signature Annex. The undersigned hereby acknowledges that this Consent relates to the aggregate principal amount of Notes the undersigned has specified by completing the appropriate spaces in the Signature Annex. The undersigned further acknowledges that it is and shall be deemed to be agreeing and acknowledging that by delivering its Consent it approves the Proposed Amendment and the Supplemental Indenture, the execution and delivery thereof, the adoption and implementation thereof and all related matters, and waives and releases any objections, claims and causes of action in respect of or related to any of the foregoing against any of the Company, the Trustee or the Information Agent and Tabulation Agent and their respective officers, employees, attorneys, advisors, trustees, directors and affiliates.

[Signature Annex Follows]

ANNEX 1 - 3

SIGNATURE ANNEX

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

BLACK ELK ENERGY FINANCE CORP.

13.75% SENIOR SECURED NOTES DUE 2015

For Consent to the Proposed Amendments to the Indenture

Governing Their 13.75% Senior Secured Notes due 2015

(CUSIP Nos. 09203YAA9, U0918CAA9, 09203YAB7)

As described in the Consent Solicitation Statement dated May 23, 2011

Only this signature page need be faxed in order to give your Consent.

A DTC Participant must execute this Consent exactly as its name appears on DTC’s position listing as of the Record Date.

1.	The DTC participant signing this Signature Annex is:

DTC Participant Account Number:

Name:

Address:

Contact Person:

Tax Identification Number:

Telephone:

E-mail address:

2.	By executing this Letter of Consent, the Holder hereby:

☐ Provides its Consent to the Proposed Amendments; or

☐ Withholds its Consent.

If this Letter of Consent is executed and no election is made with respect to this Item 2, the undersigned will be deemed to have consented to the Proposed Amendments.

3.	The Notes with respect to which this Signature Annex relates and with respect to which you consent to the Proposed Amendment are:

Note	CUSIP	ISIN	Principal Amount(s) of Notes for which Consent is being given
144AGlobal Note	09203Y AA9	US09203YAA91	$
Regulation S Global Note	U0918C AA9	US0918CAA90	$
Accredited Investor Global Note	09203YAB7	US09203YAB74	$

If no principal amount is indicated in this Item 3, this Letter of Consent will be deemed to relate to the entire aggregate principal amount of Notes beneficially owned by the undersigned.

4.	The undersigned hereby makes all acknowledgments, representations, warranties, agreements and authorizations described in the Consent Form and the Consent Solicitation Statement to which this Signature Annex relates.

Signature of Authorized Signatory:

Name of Authorized Signatory and Title:

ANNEX 1 - 4

Name of Firm:

Address:

Telephone:

E-mail address:

Date:

NOTE:	AN IRS FORM W-9, ATTACHED HERETO (OR, IF APPLICABLE, AN APPROPRIATE IRS FORM W-8) MUST BE INCLUDED HEREWITH FOR EACH PAYEE.

5.	The Consent Consideration may be paid by wire transfer or by check. Please indicate below and if applicable please indicate in the boxes below any special payment instructions or special delivery instructions.

For payment by wire, please complete the Wire Instructions set forth below:

WIRE TRANSFER INSTRUCTIONS

(Please Print)

Bank Name:
City, State:
ABA/Routing #:
SWIFT #:
IBAN#:
Account Name:
Checking A/C #:
f/f/c #:
Re:

For payment by check, please complete the Special Payment or Special Delivery Instructions set forth below, as applicable:

SPECIAL PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if a check for Consent Consideration is to be issued in the name of and sent to someone other than the undersigned.

To be completed ONLY if a check for Consent Consideration is to be sent to someone other than the undersigned, or the undersigned at an address other than that indicated on the “Signature Annex” to this document.

Issue Check to:	Mail Check to:

Name:	Name:
(Please Print)	(Please Print)

Address:	Address:

(Include Zip Code)
(Include Zip Code)
(Taxpayer Identification or Social Security Number(s) of Payee)

ANNEX 1 - 5

Form **W-9**
(Rev. January 2011)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give Form to the requester. Do not send to the IRS.

Print or type
See Specific Instructions on page 2.

Name (as shown on your income tax return)

Business name/disregarded entity name, if different from above

Check appropriate box for federal tax classification (required): ☐ Individual/sole proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶

☐ Other (see instructions) ▶

☐ Exempt payee

Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on the "Name" line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Social security number

[ ][ ][ ] – [ ][ ] – [ ][ ][ ][ ]

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Employer identification number

[ ][ ] – [ ][ ][ ][ ][ ][ ][ ]

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 4.

Sign Here | **Signature of U.S. person** ▶ | **Date** ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners' share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

Cat. No. 10231X Form **W-9** (Rev. 1-2011)

ANNEX 1 - 6

Form W-9 (Rev. 1-2011) Page 2

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

- The U.S. owner of a disregarded entity and not the entity,
- The U.S. grantor or other owner of a grantor trust and not the trust, and
- The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Also see *Special rules for partnerships* on page 1.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the "Name" line. You may enter your business, trade, or "doing business as (DBA)" name on the "Business name/disregarded entity name" line.

Partnership, C Corporation, or S Corporation. Enter the entity's name on the "Name" line and any business, trade, or "doing business as (DBA) name" on the "Business name/disregarded entity name" line.

Disregarded entity. Enter the owner's name on the "Name" line. The name of the entity entered on the "Name" line should never be a disregarded entity. The name on the "Name" line must be the name shown on the income tax return on which the income will be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a domestic owner, the domestic owner's name is required to be provided on the "Name" line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on the "Business name/disregarded entity name" line. If the owner of the disregarded entity is a foreign person, you must complete an appropriate Form W-8.

Note. Check the appropriate box for the federal tax classification of the person whose name is entered on the "Name" line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate).

Limited Liability Company (LLC). If the person identified on the "Name" line is an LLC, check the "Limited liability company" box only and enter the appropriate code for the tax classification in the space provided. If you are an LLC that is treated as a partnership for federal tax purposes, enter "P" for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter "C" for C corporation or "S" for S corporation. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the "Name" line) is another LLC that is not disregarded for federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the "Name" line.

ANNEX 1 - 7

Form W-9 (Rev. 1-2011) Page 3

Other entities. Enter your business name as shown on required federal tax documents on the "Name" line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the "Business name/ disregarded entity name" line.

Exempt Payee

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the "Exempt payee" box in the line following the "Business name/ disregarded entity name," sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following payees are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2. The United States or any of its agencies or instrumentalities,

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation,

7. A foreign central bank of issue,

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9. A futures commission merchant registered with the Commodity Futures Trading Commission,

10. A real estate investment trust,

11. An entity registered at all times during the tax year under the Investment Company Act of 1940,

12. A common trust fund operated by a bank under section 584(a),

13. A financial institution,

14. A middleman known in the investment community as a nominee or custodian, or

15. A trust exempt from tax under section 664 or described in section 4947.

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 9
Broker transactions	Exempt payees 1 through 5 and 7 through 13. Also, C corporations.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 5
Payments over $600 required to be reported and direct sales over $5,000 [1]	Generally, exempt payees 1 through 7 [2]

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see *Limited Liability Company (LLC)* on page 2), enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.ssa.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: *A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.*

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, below, and items 4 and 5 on page 4 indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the "Name" line must sign. Exempt payees, see *Exempt Payee* on page 3.

Signature requirements. Complete the certification as indicated in items 1 through 3, below, and items 4 and 5 on page 4.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

ANNEX 1 - 8

Form W-9 (Rev. 1-2011) Page **4**

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
5. Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*
For this type of account:	**Give name and EIN of:**
7. Disregarded entity not owned by an individual	The owner
8. A valid trust, estate, or pension trust	Legal entity [4]
9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership
12. A broker or registered nominee	The broker or nominee
13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name and you may also enter your business or "DBA" name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships* on page 1.

***Note.** Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: *spam@uce.gov* or contact them at *www.ftc.gov/idtheft* or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

ANNEX 1 - 9

In order to give a Consent, each Holder, or such Holder’s broker, dealer, commercial bank, trust company or other nominee, must mail or hand deliver, or send by overnight courier or facsimile or electronic transmission (confirmed by physical delivery) a properly completed Consent to the Information Agent and Tabulation Agent at its address or facsimile number listed below. All revocations of Consents should also be sent to the Information Agent and Tabulation Agent at its address or facsimile number listed below.

Any questions concerning the terms and conditions of the Consent Solicitation should be directed to the Company, Attention: James Hagemeier at 281-598-8622. Questions and requests for assistance or additional copies of this Consent Solicitation Statement, the Consent Form or other Consent Solicitation Materials may be directed to the Information Agent and Tabulation Agent at its address and telephone numbers listed below.

The Information Agent and Tabulation Agent is:

D.F. King & Co., Inc.

Banks and Brokers call: (212) 269-5550

All Others Call Toll Free: (800) 758-5880

By Mail, Overnight Courier or Hand:	Facsimile (For Eligible Institutions only):	By Email:
48 Wall Street, 22nd Floor	(212) 809-8838	cosan@dfking.com
New York, New York 10005	Attention: Elton Bagley
Attention: Elton Bagley	Confirmation: (212) 493-6996